                                                                  Exhibit 4.1(a)

                            DEFINED CONTRIBUTION PLAN
                           AND TRUST/CUSTODIAL ACCOUNT


                                  SPONSORED BY


                      DIVERSIFIED INVESTMENT ADVISORS, INC.


                             BASIC PLAN DOCUMENT #01

(C)1998 MCKAY HOCHMAN CO., INC.                                 JANUARY 13, 1999

THIS DOCUMENT IS COPYRIGHTED UNDER THE LAWS OF THE UNITED STATES. ITS USE, DUPLICATION OR REPRODUCTION, INCLUDING THE USE OF ELECTRONIC MEANS, IS PROHIBITED BY LAW WITHOUT THE EXPRESS CONSENT OF THE AUTHOR.

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
                                TABLE OF CONTENTS
                                -----------------
   PARAGRAPH                                                                                   PAGE
   ---------                                                                                   ----
                                    ARTICLE I
                                   DEFINITIONS

         1.1               Actual Contribution Percentage                                         1
         1.2               Actual Deferral Percentage                                             1
         1.3               Adoption Agreement                                                     2
         1.4               Aggregate Limit                                                        2
         1.5               Allocation Date(s)                                                     2
         1.6               Annual Additions                                                       2
         1.7               Annuity Starting Date                                                  3
         1.8               Applicable Calendar Year                                               3
         1.9               Applicable Life Expectancy                                             3
         1.10              Average Contribution Percentage (ACP)                                  3
         1.11              Average Deferral Percentage (ADP)                                      3
         1.12              Break In Service                                                       3
         1.13              Code                                                                   3
         1.14              Compensation                                                           3
         1.15              Custodian                                                              6
         1.16              Defined Benefit Plan                                                   6
         1.17              Defined Benefit (Plan) Fraction                                        6
         1.18              Defined Contribution Dollar Limitation                                 6
         1.19              Defined Contribution Plan                                              6
         1.20              Defined Contribution (Plan) Fraction                                   6
         1.21              Designated Beneficiary                                                 6
         1.22              Direct Rollover                                                        7
         1.23              Disability                                                             7
         1.24              Distribution Calendar Year                                             7
         1.25              Early Retirement Age                                                   7
         1.26              Early Retirement Date                                                  7
         1.27              Earned Income                                                          7
         1.28              Effective Date                                                         7
         1.29              Election Period                                                        7
         1.30              Elapsed Time                                                           7
         1.31              Elective Deferral                                                      7
         1.32              Eligible Participant                                                   7
         1.33              Eligible Retirement Plan                                               8
         1.34              Eligible Rollover Distribution                                         8
         1.35              Employee                                                               8
         1.36              Employer                                                               8
         1.37              Entry Date                                                             8
         1.38              ERISA                                                                  8
         1.39              Excess Aggregate Contributions                                         9
         1.40              Excess Amount                                                          9
         1.41              Excess Contribution                                                    9
         1.42              Excess Elective Deferrals                                              9
         1.43              First Distribution Calendar Year                                       9
         1.44              Hardship                                                               9
         1.45              Highest Average Compensation                                           9
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
         1.46              Highly Compensated Employee                                            9
         1.47              Hour Of Service                                                       10
         1.48              Integration Level                                                     11
         1.49              Key Employee                                                          11
         1.50              Leased Employee                                                       11
         1.51              Limitation Year                                                       11
         1.52              Master Or Prototype Plan                                              11
         1.53              Matching Contribution                                                 11
         1.54              Maximum Permissible Amount                                            12
         1.55              Net Profit                                                            12
         1.56              Normal Retirement Age                                                 12
         1.57              Normal Retirement Date                                                12
         1.58              Owner-Employee                                                        12
         1.59              Paired Plans                                                          12
         1.60              Participant                                                           12
         1.61              Participant's Benefit                                                 12
         1.62              Period Of Severance                                                   12
         1.63              Permissive Aggregation Group                                          13
         1.64              Plan                                                                  13
         1.65              Plan Administrator                                                    13
         1.66              Plan Year                                                             13
         1.67              Present Value                                                         13
         1.68              Prior Plan Year                                                       13
         1.69              Prior Safe-Harbor Plan                                                13
         1.70              Projected Annual Benefit                                              13
         1.71              Projected Participation                                               13
         1.72              Qualified Domestic Relations Order                                    14
         1.73              Qualified Early Retirement Age                                        14
         1.74              Qualified Joint And Survivor Annuity                                  14
         1.75              Qualified Matching Contributions ("QMACs")                            14
         1.76              Qualified Non-Elective Contributions ("QNECs")                        14
         1.77              Qualified Plan                                                        14
         1.78              Qualified Voluntary Contribution                                      14
         1.79              Required Aggregation Group                                            15
         1.80              Required Beginning Date                                               15
         1.81              Required Contributions                                                15
         1.82              Rollover Contribution                                                 15
         1.83              Salary Deferral Agreement                                             15
         1.84              Savings Incentive Match Plan For Employees (SIMPLE)                   15
         1.85              Self-Employed Individual                                              15
         1.86              Service                                                               15
         1.87              Service Provider                                                      15
         1.88              Shareholder Employee                                                  15
         1.89              Simplified Employee Pension Plan                                      15
         1.90              Sponsor                                                               15
         1.91              Spouse                                                                15
         1.92              Super Top-Heavy Plan                                                  15
         1.93              Taxable Wage Base                                                     16
         1.94              Top-Heavy Determination Date                                          16
         1.95              Top-Heavy Plan                                                        16
         1.96              Top-Heavy Ratio                                                       16
         1.97              Top-Paid Group                                                        17
         1.98              Transfer Contribution                                                 17
         1.99              Trust                                                                 17
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
         1100              Trustee                                                               17
         1.101             USERRA                                                                17
         1.1002            Valuation Date                                                        17
         1.1003            Vested Account Balance                                                18
         1.1004            Voluntary Contribution                                                18
         1.1005            Welfare Benefit Fund                                                  18
         1.1006            Year Of Service                                                       18


                                   ARTICLE II
                            ELIGIBILITY REQUIREMENTS

         2.1               Participation                                                         19
         2.2               Change In Classification Of Employment                                19
         2.3               Computation Period                                                    19
         2.4               Employment Rights                                                     19
         2.5               Service With Controlled Groups                                        20
         2.6               Leased Employees                                                      20
         2.7               Thrift Plans                                                          20
         2.8               Target Benefit Plans                                                  20
         2.9               Waiver Of Participation                                               20
         2.10              Omission of Eligible Employee                                         21
         2.11              Inclusion of Ineligible Employee                                      21


                                   ARTICLE III
                             EMPLOYER CONTRIBUTIONS

         3.1               Contribution Amount                                                   22
         3.2               Expenses And Fees                                                     22
         3.3               Responsibility For Contributions                                      22
         3.4               Return Of Contributions                                               22
         3.5               Merger Of Assets From Another Plan                                    22
         3.6               Contribution Amount For A Target Benefit Plan                         23


                                   ARTICLE IV
                             EMPLOYEE CONTRIBUTIONS

         4.1               Voluntary Contributions                                               25
         4.2               Qualified Voluntary Contributions                                     25
         4.3               Rollover Contribution                                                 25
         4.4               Elective Transfer Contributions                                       25
         4.5               Trustee-To-Trustee Transfer Contribution                              26
         4.6               Elective Deferrals                                                    26
         4.7               Automatic Enrollment                                                  27
         4.8               Required Contributions                                                27
         4.9               Make-Up Contributions Under USERRA                                    27


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
                                    ARTICLE V
                              PARTICIPANT ACCOUNTS

         5.1               Separate Accounts                                                     28
         5.2               Allocation Date                                                       28
         5.3               Allocations To Participant Accounts                                   28
         5.4               Allocating Employer Contributions                                     29
         5.5               Allocating Investment Earnings And Losses                             29
         5.6               Allocation Adjustments                                                31
         5.7               Participant Statements                                                31
         5.8               Changes In Method Of Valuing Participants' Accounts                   31


                                   ARTICLE VI
                      RETIREMENT BENEFITS AND DISTRIBUTIONS

         6.1               Normal Retirement Benefits                                            32
         6.2               Early Retirement Benefits                                             32
         6.3               Benefits On Termination Of Employment                                 32
         6.4               Restrictions On Immediate Distributions                               33
         6.5               Normal And Optional Forms Of Payment                                  34
         6.6               Commencement Of Benefits                                              34
         6.7               Claims Procedures                                                     34
         6.8               In-Service Withdrawals                                                35
         6.9               Hardship Withdrawals                                                  36
         6.10              Direct Rollover Of Benefits                                           37
         6.11              Participant's Notice                                                  37
         6.12              Assets Transferred From Money Purchase Pension Plans                  38
         6.13              Assets Transferred From A Code Section 401(k) Plan                    38


                                   ARTICLE VII
                            DISTRIBUTION REQUIREMENTS

         7.1               Joint And Survivor Annuity Requirements                               39
         7.2               Minimum Distribution Requirements                                     39
         7.3               Limits On Distribution Periods                                        39
         7.4               Required Distributions On Or After The
                             Required Beginning Date                                             39
         7.5               Required Beginning Date                                               40
         7.6               Election Under Tax Equity And Fiscal Responsibility Act
                             Of 1982                                                             40
         7.7               Designation Of Beneficiary                                            41
         7.8               No Beneficiary                                                        41
         7.9               Distribution Beginning Before Death                                   41
         7.10              Distribution Beginning After Death                                    42
         7.11              Distribution Of Excess Elective Deferrals                             42
         7.12              Distributions Of Excess Contributions                                 43
         7.13              Distribution Of Excess Aggregate Contributions                        43
         7.14              Distributions To Minors And Individuals
                           Who Are Legally Incompetent                                           44
         7.15              Unclaimed Benefits                                                    44


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
                                  ARTICLE VIII
                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

         8.1               Applicability Of Provisions                                           45
         8.2               Payment Of Qualified Joint And Survivor Annuity                       45
         8.3               Payment Of Qualified Pre-Retirement Survivor Annuity                  45
         8.4               Qualified Election                                                    45
         8.5               Notice Requirements For Qualified
                             Joint And Survivor Annuity                                          46
         8.6               Notice Requirements For Qualified
                             Pre-Retirement Survivor Annuity                                     46
         8.7               Special Safe-Harbor Exception For
                             Certain Profit-Sharing Plans                                        47
         8.8               Transitional Joint And Survivor Annuity Rules                         47
         8.9               Automatic Joint And Survivor Annuity
                             And Early Survivor Annuity                                          48
         8.10              Annuity Contracts                                                     48


                                   ARTICLE IX
                                     VESTING

         9.1               Employee Contributions                                                49
         9.2               Employer Contributions                                                49
         9.3               Computation Period                                                    49
         9.4               Requalification Prior To Five Consecutive
                             One-Year Breaks In Service                                          49
         9.5               Requalification After Five Consecutive
                             One-Year Breaks In Service                                          49
         9.6               Calculating Vested Interest                                           49
         9.7               Forfeitures                                                           50
         9.8               Amendment Of Vesting Schedule                                         50
         9.9               Service With Controlled Groups                                        50
         9.10              Compliance With Uniformed Service Employment And
                             Reemployment Rights Act Of 1994                                     50


                                    ARTICLE X
                           LIMITATIONS ON ALLOCATIONS

         10.1              Participation In This Plan Only                                       51
         10.2              Disposition Of Excess Annual Additions                                51
         10.3              Participation In Multiple Defined Contribution Plans                  52
         10.4              Disposition Of Excess Annual Additions Under Two Plans                52
         10.5              Limitations On Benefits                                               52
         10.6              Participation In This Plan And A Defined
                             Benefit Plan                                                        53


                                   ARTICLE XI
                           ANTIDISCRIMINATION TESTING

         11.1              General Testing Requirements                                          54
         11.2              Testing Limitations                                                   54
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

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
         11.3              Calculation And Distribution Of Excess Contributions
                             And Excess Aggregate Contributions                                  55
         11.4              Qualified Non-Elective And/Or Matching Contributions                  55
         11.5              Special Rules Relating To Application Of The ADP Test                 56
         11.6              Recharacterization                                                    56
         11.7              Special Rules Relating To Application Of The ACP Test                 56
         11.8              General Safe-Harbor Rules                                             58
         11.9              Required Restrictions On Safe-Harbor Contributions                    59
         11.10             ACP Test Safe-Harbor                                                  59
         11.11             Safe-Harbor Notice Requirement                                        59
         11.12             Safe-Harbor Short Plan Years                                          60
         11.13             Satisfying Safe-Harbor Contribution Requirements
                             Under Another Defined Contribution Plan                             60
         11.14             Single Use Of Safe-Harbor Contributions                               61


                                   ARTICLE XII
                                 ADMINISTRATION

         12.1              Plan Administrator                                                    62
         12.2              Trustee                                                               62
         12.3              Custodian                                                             63
         12.4              Administrative Fees And Expenses                                      64
         12.5              Limitation On Liability And Indemnification                           64
         12.6              Provisions Relating To Individual Trustees                            66
         12.7              Persons Serving As Plan Administrator                                 67


                                  ARTICLE XIII
                          TRUST FUND/CUSTODIAL ACCOUNT

         13.1              The Trust                                                             68
         13.2              Control Of Plan Assets                                                68
         13.3              Exclusive Benefit Rules                                               68
         13.4              Assignment And Alienation Of Benefits                                 68
         13.5              Determination Of Qualified Domestic
                             Relations Order (QDRO)                                              68


                                   ARTICLE XIV
                                   INVESTMENTS

         14.1              Fiduciary Standards                                                   70
         14.2              Funding Arrangement                                                   70
         14.3              Investment Alternatives Of The Trustee                                70
         14.4              Investment Alternatives Of The Custodian                              72
         14.5              Participant Loans                                                     72
         14.6              Insurance Policies                                                    73
         14.7              Allocation Of Investment Responsibility                               75
         14.8              Prohibited Transactions                                               76
         14.9              Participant Investment Direction                                      76



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
                                   ARTICLE XV
                              TOP-HEAVY PROVISIONS

         15.1              Applicability Of Rules                                                78
         15.2              Minimum Contribution                                                  78
         15.3              Minimum Vesting                                                       79
         15.4              Limitations On Allocations                                            79
         15.5              Use Of Safe-Harbor Contributions To Satisfy
                             Top-Heavy Contribution Rules                                        79


                                   ARTICLE XVI
                            AMENDMENT AND TERMINATION

         16.1              Amendment By Sponsor                                                  80
         16.2              Amendment By Employer                                                 80
         16.3              Amendment And Restatement Process                                     80
         16.4              Protected Benefits                                                    80
         16.5              Plan Termination                                                      80
         16.6              Distribution Restrictions Under A Code Section 401(k) Plan            81
         16.7              Qualification Of Employer's Plan                                      81
         16.8              Mergers And Consolidations                                            81
         16.9              Resignation And Removal                                               81
         16.10             Qualification Of Prototype                                            82


                                  ARTICLE XVII
                                  GOVERNING LAW

         17.1              Governing Law                                                         83

         PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST/CUSTODIAL ACCOUNT

                                  SPONSORED BY

                      DIVERSIFIED INVESTMENT ADVISORS, INC.

The Sponsor hereby establishes this Prototype Plan and Trust/Custodial Account for use by its clients who wish to adopt a qualified retirement plan. Any Plan and Trust/Custodial Account established hereunder shall be administered for the exclusive benefit of Participants and their beneficiaries under the following terms and conditions:

                                    ARTICLE I

                                   DEFINITIONS


1.1 ACTUAL CONTRIBUTION PERCENTAGE The ratio (expressed as a percentage and calculated separately for each Participant) of:

         (a) the Participant's Contribution Percentage Amounts [as defined at (c)-(f)] for the Current Plan Year, or for non-Highly Compensated Employees the Prior Plan Year, unless otherwise elected in the Adoption Agreement, to

         (b) the Participant's Compensation for such Plan Year. Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts for the period during which the Employee was eligible to participate.

Contribution amounts on behalf of any Participant shall include:

         (c) the amount of Employee Voluntary Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year,

         (d) forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated,

         (e) at the election of the Employer, Qualified Non-Elective Contributions, and

         (f) the Employer may elect to use Elective Deferrals in the Contribution Percentage Amounts as long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

Contribution amounts shall not include Matching Contributions, whether or not Qualified, that are forfeited either to correct Excess Aggregate Contributions, or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

1.2 ACTUAL DEFERRAL PERCENTAGE The ratio (expressed as a percentage and calculated separately for each Participant) of:

         (a) the amount of Employer contributions actually contributed to the Trust on behalf of each Participant for the Current Plan Year or for non-Highly Compensated Employees for the Prior Plan Year, unless otherwise specified in the Adoption Agreement, to

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Basic DC Plan Document #01                                      January 13, 1999

         (b) the Participant's Compensation for such Plan Year. Unless otherwise specified in the Adoption Agreement, Compensation will only include amounts received for the period during which the Employee was eligible to participate.

Employer contributions on behalf of any Participant shall include:

         (c) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are either taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) or are returned as excess Annual Additions, and

         (d) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

For purposes of computing Actual Deferral Percentages, an eligible Employee who fails to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

1.3 ADOPTION AGREEMENT The document attached to this Plan by which an Employer elects the terms and conditions of a qualified retirement plan and trust/custodial account under this Prototype Plan and Trust/Custodial Account.

1.4      AGGREGATE LIMIT  The sum of:

         (a) 125% of the greater of the ADP of the non-Highly Compensated Employees or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Current Plan Year or the Prior Plan Year, as elected by the Employer in the Adoption Agreement, and

         (b) the lesser of 200% or two percent plus the lesser of such ADP or ACP.

For purposes of determining the ADP and ACP for the non-Highly Compensated Employees, the Current Plan Year will be used in calculating the Aggregate Limit, unless the Employer has elected in the Adoption Agreement, to use the Prior Plan Year.

For purposes of determining the ADP and ACP for the non-Highly Compensated Employees, the Prior Plan Year will be used in calculating the Aggregate Limit, unless the Employer has elected in the Adoption Agreement to use the Current Plan Year.

Alternatively, the Aggregate Limit can be determined by substituting "the lesser of 200% or two percent plus" for "125% of" in (a) above, and substituting "125% of" for "the lesser of 200% or two percent plus" in (b) above.

1.5 ALLOCATION DATE(S) The date or dates on which Participant recordkeeping accounts are adjusted to reflect account activity including but not limited to contributions, loans, distributions, Hardship withdrawals as well as earnings activity including but not limited to income, capital gains or market fluctuations in accordance with Article V hereof. Unless specified otherwise in the Adoption Agreement, all allocations for a particular Plan Year will be made as of the Valuation Date of that Plan Year.

1.6 ANNUAL ADDITIONS The sum of the following amounts credited to a Participant's account for the Limitation Year:

         (a)      Employer contributions (under Article III) ,

         (b)      Employee contributions (under Article IV),

         (c)      forfeitures,


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Basic DC Plan Document #01                                      January 13, 1999

         (d) Employer allocations under a Simplified Employee Pension Plan, as Employee contributions under a grandfathered SARSEP are not considered annual additions under Code Section 415(c)(2).

         (e) amounts allocated after March 31, 1984 to an individual medical account as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit
                  Plan), and

         (f) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits allocated to the account of a Key Employee or to a Welfare Benefit Fund maintained by the Employer. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.49 at any time during the Plan Year or any preceding Plan Year. Welfare Benefit Fund is defined at paragraph 1.105.

Employee and Employer make-up contributions under USERRA received during the current Limitation Year shall be treated as Annual Additions with respect to the Limitation Year to which the make-up contributions are attributable. Excess Amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.7 ANNUITY STARTING DATE The first day of the first period for which an amount is paid as an annuity or in any other form.

1.8 APPLICABLE CALENDAR YEAR The First Distribution Calendar Year, and in the event of the recalculation of life expectancy, such succeeding calendar year. If payments commence in accordance with paragraph 7.4(d) before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the Applicable Calendar Year is the year of purchase.

1.9 APPLICABLE LIFE EXPECTANCY The life expectancy or joint and last survivor expectancy calculated using the attained age of the Participant or Designated Beneficiary as of the Participant's or Designated Beneficiary's birthday in the Applicable Calendar Year, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

1.10 AVERAGE CONTRIBUTION PERCENTAGE (ACP) The average of the Contribution Percentages for each Highly Compensated Employee determined for the Current Plan Year and for each non-Highly Compensated Employee determined for the Prior Plan Year, unless the Current Plan Year is selected in the Adoption Agreement.

1.11 AVERAGE DEFERRAL PERCENTAGE (ADP) The average of the Actual Deferral Percentages for each Highly Compensated Employee determined for the Current Plan Year and for each non-Highly Compensated Employee determined for the Prior Plan Year, unless the Current Plan Year is selected in the Adoption Agreement.

1.12 BREAK IN SERVICE A 12-consecutive month period during which an Employee fails to complete more than 500 Hours of Service, if the Hours of Service method is used to determine a Year of Service or a period of severance of at least 12 consecutive months if the Elapsed Time Method is being used to determine a Year of Service.

1.13 CODE The Internal Revenue Code of 1986, including any amendments thereto.

1.14 COMPENSATION The Employer may select one of the following three safe-harbor definitions of Compensation in the Adoption Agreement. The definition of Compensation for Employers who adopt standardized plans and plans that provide permitted disparity, (other than the CODA portion of these plans), Target Benefit Plans and, in determining top-heavy minimum must use one of the three safe-harbor definitions of Compensation. In a


                                       3
Basic DC Plan Document #01                                      January 13, 1999

Nonstandardized Adoption Agreement, the Employer can modify the definition of Compensation provided that such definition, as modified, satisfies the provisions of Code Sections 414(s) and 401(a)(4). Compensation will also include Compensation by the Employer through another individual or entity under the provisions of Code Sections 3121 and 3306.

         (a) CODE SECTION 3401(a) WAGES - All remuneration received by an Employee for services performed for the Employer which are subject to Federal income tax withholding at the source. Unless elected otherwise in the Adoption Agreement, Compensation shall include any amount deferred under a salary reduction agreement which is not includible in the gross income of a Participant under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, and Code
                  Section 403(b) in connection with a tax-sheltered annuity plan. Wages are determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

         (b) CODE SECTIONS 6041, 6051 AND 6052 REPORTABLE WAGES - All remuneration received by an Employee for services performed for the Employer which are required to be reported on Form W-2. Unless otherwise elected in the Adoption Agreement, Compensation shall include any amount deferred under a salary reduction agreement which is not includible in the gross income of a Participant under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, and Code
                  Section 403(b) in connection with a tax-sheltered annuity plan. A Participant's wages includes remuneration defined at subparagraph (a) above and all other remuneration paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Such amount must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

         (c) CODE SECTION 415 COMPENSATION - A Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received, without regard to whether or not an amount is paid in cash, for personal services actually rendered in the course of employment with the Employer maintaining the Plan. Compensation includes, but is not limited to, commissions paid salesmen, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan [as described in Regulation Section 1.62-2(c)]. Compensation excludes the following:

                  (1) for Plan Years beginning before January 1, 1998, Employer contributions, made under the terms of a salary deferral agreement between an Employee and the Employer, to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed. Such contributions shall include any amount deferred under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 457 Plan and Code Section 403(b) in connection with a tax-sheltered annuity plan;

                  (2) distributions received from a plan of deferred compensation;

                  (3) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;



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


                  (4) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (5) amounts deferred by an Employee under the terms of a non-qualified deferred compensation plan;

NOTE: Unless otherwise specified by the Employer in the Adoption Agreement, Compensation shall be determined as provided in Code Section 3401(a) [paragraph
(a) above].

EXCLUSIONS FROM COMPENSATION A Participant's Compensation shall be determined in accordance with paragraph (a), (b) or (c) above and shall not exclude any item of income unless provided in the basic definition or elected by the Employer in the Adoption Agreement.

ANNUAL ADDITIONS AND TOP-HEAVY RULES For purposes of Article X and XV, Compensation shall be Code Section 415 Compensation as described in paragraph 1.14(c). For Plan Years beginning before January 1, 1998, Compensation excludes amounts deferred under a plan of deferred Compensation as described at paragraph 1.14(c)(1). For Plan Years beginning after December 31, 1997, Compensation includes amounts deferred under a plan of deferred compensation as described at paragraph 1.14(c)(1). For purposes of applying the limitations of Article IX, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation with respect to a Participant in a Defined Contribution Plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (defined at paragraph 1.46 of the Plan) and contributions made on behalf of such Participant are nonforfeitable when made.

HIGHLY COMPENSATED AND KEY EMPLOYEES For purposes of paragraphs 1.46 and 1.49, Compensation shall be Code Section 415 Compensation as described in paragraph 1.14(c). Such definition shall include any amount deferred under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, Code Section 402(k) in connection with a Savings Incentive Match Plan for Employees and Code Section 403(b) in connection with a tax-sheltered annuity plan. The Employer if elected in the Adoption Agreement, may limit Compensation considered for purposes of the Plan.

COMPUTATION PERIOD The Plan Year while eligible to participate shall be the computation period for purposes of determining a Participant's Compensation, unless the Employer selects a different computation period in the Adoption Agreement.

LIMITATION ON COMPENSATION The annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan for any year shall not exceed the limitation as imposed by Code Section 401(a)(17), as adjusted under Code Section 401(a)(17)(B). If a Plan has a Plan Year that contains fewer than 12 calendar months, the annual Compensation limit for that period is an amount equal to the limitation as imposed by Code Section 401(a)(17) as adjusted for the calendar year in which the Compensation period begins, multiplied by a fraction, the numerator of which is the number of full months in the short Plan Year and the denominator of which is 12.

USERRA For purposes of Employee and Employer make-up contributions, Compensation during the period of military service shall be deemed to be the Compensation the Employee would have received during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence due to military leave. If the Compensation the Employee would have received during the leave is not reasonably certain, Compensation will be equal to the Employee's average Compensation from the Employer during the 12-month period immediately preceding the military leave or, if shorter, the Employee's actual period of employment with the Employer.



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


1.15 CUSTODIAN The institution or institutions and any successors or assigns thereto, appointed by the Employer to hold the assets of the Trust as provided at paragraph 12.3 hereof.

1.16 DEFINED BENEFIT PLAN A plan under which a Participant's benefit is determined by a formula contained in the plan and no individual accounts are maintained for Participants.

1.17 DEFINED BENEFIT (PLAN) FRACTION For Limitation Years beginning before January 1, 2000, a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140% of the Highest Average Compensation, including any adjustments under Code Section 415(b).

TRANSITIONAL RULE If an Employee was a Participant as of the first day of the first Limitation Year beginning after 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before 1987.

1.18 DEFINED CONTRIBUTION DOLLAR LIMITATION Thirty thousand dollars ($30,000) as adjusted by the Secretary of the Treasury for increases in the cost-of-living. Such increases will be in multiples of five thousand dollars ($5,000).

1.19 DEFINED CONTRIBUTION PLAN A plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's benefit under such plan is based solely on the fair market value of his or her account balance.

1.20 DEFINED CONTRIBUTION (PLAN) FRACTION For Limitation Years beginning before January 1, 2000, a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds as defined in paragraph 1.105, individual medical accounts as defined in Code Section 415(l)(2) and Simplified Employee Pension Plans as defined in paragraph 1.89, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in the Limitation Year is the lesser of 125% of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35% of the Participant's Compensation for such year.

TRANSITIONAL RULE If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0 multiplied by the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before 1987, shall not be re-computed to treat all Employee contributions as Annual Additions.

1.21 DESIGNATED BENEFICIARY The individual, trust or other entity who is designated as the beneficiary of a Participant's account under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.



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

1.22 DIRECT ROLLOVER A payment by the Plan to an Eligible Retirement Plan specified by the Participant.

1.23 DISABILITY Unless the Employer has elected a different definition in the Adoption Agreement, an illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer, which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.24 DISTRIBUTION CALENDAR YEAR A calendar year for which a minimum distribution is required.

1.25 EARLY RETIREMENT AGE The age set by the Employer in the Adoption Agreement (but not less than 55), which is the earliest age at which a Participant may retire and receive his or her benefits under the Plan.

1.26 EARLY RETIREMENT DATE The date on which the Participant involved has satisfied the age and Service requirements so specified in the Adoption Agreements.

1.27 EARNED INCOME Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned Income shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Code Section 404. Net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the taxpayer under Code Section 164(f), to the extent deductible.

1.28 EFFECTIVE DATE The date on which the Employer's Plan or amendment to such Plan becomes effective. For amendments reflecting statutory and regulatory changes contained in the Uruguay Round Agreements Act of the General Agreement on Tariffs and Trade ("GATT"), the Uniform Services Employment and Reemployment Rights Act of 1994 (USERRA) effective December 12, 1996, the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA'97), the Effective Date will be the earlier of the date upon which such amendment is first administratively applied or the first day of the Plan Year following the date of adoption of such amendment.

1.29 ELECTION PERIOD The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.30 ELAPSED TIME A method of determining an Employee's entitlement under the Plan with respect to eligibility to participate, as well as vesting which is not based on the Employee's completion of a specified number of Hours of Service during a consecutive twelve month period, but rather with reference to the total period of time which elapses during which the Employee is employed by the Employer maintaining the Plan.

1.31 ELECTIVE DEFERRAL Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation pursuant to a Salary Deferral Agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any Simplified Employee Pension Plan with a cash or deferred arrangement as described in Code
Section 402(h)(1)(B), any SIMPLE as described in Code Section 401(k)(11) or Individual Retirement Account arrangement as described in Code Sections 401(k)(11)(A) or 408(p), any eligible deferred compensation plan under Code
Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Deferral Agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

1.32 ELIGIBLE PARTICIPANT An Employee who is eligible to make a Voluntary Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee contribution or Elective Deferral is required as a condition of participation in the Plan, any Employee who would be



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

a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Employee contributions or Elective Deferrals are made.

1.33 ELIGIBLE RETIREMENT PLAN An individual retirement account (IRA) as described in Code Section 408(a), an individual retirement annuity (IRA) as described in Code Section 408(b), an annuity plan as described in Code Section 403(a), or a qualified trust as described in Code Section 401(a), which accepts Eligible Rollover Distributions. However, in the case of an Eligible Rollover Distribution to a surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.34 ELIGIBLE ROLLOVER DISTRIBUTION An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an Eligible Rollover Distribution does not include:

         (a) any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more,

         (b) any distribution to the extent such distribution is required under Code Section 401(a)(9),

         (c) the portion of any distribution that would not be includible in gross income if paid to the Participant (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), and

         (d) Hardship Withdrawals under Code Section 401(k)(2)(B)(i)(IV) or excess amounts which are returned to a Participant in accordance with paragraph 10.2.

1.35 EMPLOYEE A person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], all Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], leased Employees [as defined in Code
Section 414(n)], and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.

With respect to any Standardized Plan, Leased Employees [as defined in Code
Section 414(n)] shall be Employees except as otherwise provided in this paragraph. With respect to any Nonstandardized Plan, unless otherwise indicated in the Adoption Agreement, Leased Employees shall be Employees for purposes of participation in the Plan. An exclusion of Leased Employees is only available if the Leased Employees do not constitute more than 20% of the recipient Employer's non-highly compensated work force, and the Employer complies with the requirements as outlined in paragraph 2.6, and so elects in the Adoption Agreement.

1.36 EMPLOYER The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any entity that succeeds the Employer and adopts this Plan. For purposes of Article X, Limitations on Allocations, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.37 ENTRY DATE The date as of which an Employee who has satisfied the Plan's eligibility requirements enters or reenters the Plan, as defined in the Adoption Agreement.

1.38 ERISA The Employee Retirement Income Security Act of 1974, as amended.


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


1.39 EXCESS AGGREGATE CONTRIBUTIONS The excess, with respect to any Plan Year, of:

         (a) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (b) the maximum Contribution Percentage Amounts permitted by the ACP test determined in accordance with Article XI hereof.

Such determination shall be made after first determining Excess Elective Deferrals pursuant to paragraph 1.42 and then determining Excess Contributions pursuant to paragraph 1.41.

1.40 EXCESS AMOUNT The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.41 EXCESS CONTRIBUTION With respect to any Plan Year, the excess of:

         (a) the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (b) the maximum amount of such contributions permitted by the ADP test determined in accordance with Article XI hereof.

1.42 EXCESS ELECTIVE DEFERRALS Those Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

1.43 FIRST DISTRIBUTION CALENDAR YEAR For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.10.

1.44 HARDSHIP An immediate and heavy financial need of the Employee where such Employee lacks other available resources to satisfy such financial need.

1.45 HIGHEST AVERAGE COMPENSATION For Limitation Years beginning before January 1, 2000, the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement, or, if not indicated in the Adoption Agreement, as defined in paragraph 1.106.

1.46 HIGHLY COMPENSATED EMPLOYEE Effective for years after December 31, 1996, the term Highly Compensated Employee means any Employee who: (1) is a more than 5% owner at any time during the year or preceding year, or (2) for the preceding year had Compensation from the Employer in excess of $80,000 and if the Employer so elects in the Adoption Agreement, is in the Top-Paid Group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For the determination of Highly Compensated Employee the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

A Highly Compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-75.



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

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996. In order to be effective, a Top-Paid Group election or calendar year data election must apply consistently to all plans of the Employer that begin with or within the same calendar year.

1.47 HOUR OF SERVICE

         (a) Unless otherwise specified in the Adoption Agreement, each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed, and

         (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference, and

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (d) Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group [as defined in Code Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code
                  Section 414(o) and the regulations thereunder.

         (e) Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.12, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 hours will be credited under this paragraph.

         (f) Hours of Service shall be determined under an Hours Counting Method or an Elapsed Time Method as selected by the Employer on the Adoption Agreement. If no selection is made actual Hours will be used.



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


1.48 INTEGRATION LEVEL The amount of Compensation specified in the Adoption Agreement at or below which the rate of contributions or benefits (expressed in each case as a percentage of such Compensation) provided under the Plan is less than the rate of contributions or benefits (expressed in each case as a percentage of such Compensation) provided under the Plan with respect to Compensation above such level. The Adoption Agreement must specify an Integration Level in effect for the Plan Year for each Participant and no Integration Level in effect for a particular year may exceed the contribution and benefit base ("Taxable Wage Base") under Section 230 [Code Section 3121(a)(1)] of the Social Security Act in effect on the first day of the Plan Year. If the Plan uses Compensation based on the period of the Participant's participation, then the integration level must be prorated for a Participant's short Plan Year.

1.49 KEY EMPLOYEE Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was:

         (a) an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under Code
                  Section 415(b)(1)(A) the defined benefit maximum annual benefit,

         (b)      an owner or an individual considered an owner under Code
                  Section 318 of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A),

         (c)      a more than 5% owner of the Employer, or

         (d) a one-percent owner of the Employer who has an annual Compensation of more than $150,000.

The determination period is the Plan Year containing the Top-Heavy Determination Date and the four preceding Plan Years. The determination of Key Employee status will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

1.50 LEASED EMPLOYEE Effective December 12, 1994, any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Section 414(n)(6)] on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient Employer. If a Leased Employee is treated as an Employee by reason of this paragraph 1.50, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.

1.51 LIMITATION YEAR The calendar year or such other 12-consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Additions to a Participant's account. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. If no designation is made on the Adoption Agreement, the Limitation Year will automatically default to the Plan Year.

1.52 MASTER OR PROTOTYPE PLAN A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.53 MATCHING CONTRIBUTION An Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of an Employee Voluntary Contribution made by such Participant, or on account of a Participant's Elective Deferral or required after-tax contribution made by such Participant under a plan maintained by the Employer.



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


1.54 MAXIMUM PERMISSIBLE AMOUNT The maximum Annual Additions that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

         (a)      the Defined Contribution Dollar Limitation, or

         (b)      25% of the Participant's Compensation for the Limitation Year.

The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

1.55 NET PROFIT Unless the Employer has elected a different definition in the Nonstandardized Adoption Agreement, the current and accumulated operating earnings of the Employer after Federal and state income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other qualified plan of the Employer.

1.56 NORMAL RETIREMENT AGE The age, set by the Employer in the Adoption Agreement, not to exceed age 65, at which a Participant may retire and is eligible to receive his or her benefits under the Plan.

1.57 NORMAL RETIREMENT DATE The date on which the Participant involved attains his Normal Retirement Age.

1.58 OWNER-EMPLOYEE A sole proprietor or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.59 PAIRED PLANS Two or more plans maintained by the Sponsor designed so that a single or any combination of plans adopted by an Employer will meet the antidiscrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.60 PARTICIPANT An Employee who has met the eligibility requirements and is participating in the Plan.

1.61 PARTICIPANT'S BENEFIT With respect to required distributions pursuant to paragraph 7.4, the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the calendar year after the Valuation Date and decreased by distributions made in the calendar year after the Valuation Date. A special exception exists for the second Distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.62 PERIOD OF SEVERANCE For Plans using Elapsed Time for purposes of crediting
Service:

         (a) a Break in Service shall mean a Period of Severance of at least 12 months;

         (b) a Period of Severance is a continuous period of time during which the Employee is not employed by the Employer;

         (c) a Period of Severance begins on the date the Employee retires, quits, or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from Service.



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1.63 PERMISSIVE AGGREGATION GROUP The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.64 PLAN The Employer's retirement plan as embodied herein and in the Adoption Agreement, as may be amended from time to time.

1.65 PLAN ADMINISTRATOR The Employer or individual or entity appointed by the Employer to administer the Plan as provided at paragraph 12.1 hereof.

1.66 PLAN YEAR The 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.67 PRESENT VALUE The actuarial equivalent of a Participant's accrued benefit under a Defined Benefit Plan maintained by the Employer expressed in the form of a lump sum. Actuarial equivalence shall be based on reasonable interest and mortality assumptions determined in accordance with the Top-Heavy provisions of the respective plan. Present Value is used for the purposes of the Top-Heavy test and the determination with respect thereto.

1.68 PRIOR PLAN YEAR The Plan Year immediately preceding the Current Plan Year. If elected in the Adoption Agreement, the Average Deferral Percentage and Average Contribution Percentage determined for non-Highly Compensated Employees for the Prior Plan Year will be used in the antidiscrimination test for the Current Plan Year to determine the maximum Average Deferral Percentage and Average Contribution Percentage for Highly Compensated Employees in the Current Plan Year.

1.69 PRIOR SAFE-HARBOR PLAN A Plan that:

         (a)      was adopted and in effect on September 19, 1991,

         (b) which on that date contained a stated benefit formula applicable to Target Benefit Plans that took into account Service prior to that date, and

         (c) satisfied the applicable nondiscrimination requirements for Target Benefit Plans for those prior years. For purposes of determining whether a plan satisfies the applicable nondiscrimination requirements for Target Benefit Plans for Plan Years beginning before January 1, 1994, no amendments after September 19, 1991, other than amendments necessary to satisfy Code Section 401(l), will be taken into account.

1.70 PROJECTED ANNUAL BENEFIT For Limitation Years beginning before January 1, 2000, the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or plans, assuming:

         (a) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

         (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

1.71 PROJECTED PARTICIPATION For purposes of determining a Participant's stated Benefit, a Participant's years of Projected Participation under the Plan is the sum of (a) and (b), where

         (a) is the number of years during which the Participant benefited under this Plan beginning with the latest of:

                  (1) the first Plan Year in which the Participant benefited under the Plan,



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                  (2)      the first Plan Year taken into account in the stated
                           benefit formula, and

                  (3) any Plan Year immediately following a Plan Year in which the Plan did not satisfy the safe-harbor for target benefit plans in Regulations Section 1.401(a)(4)-8(b)(3), and ending with the last day of the current Plan Year, and

         (b) is the number of years if any, subsequent to the current Plan Year through the end of the Plan Year in which the Participant attains Normal Retirement Age.

For purposes of this definition of years of Projected Participation, if this Plan is a Prior Safe-Harbor Plan, the Plan is deemed to satisfy the safe-harbor for Target Benefit Plans in Regulations Section 1.401(a)(4)-8(b)(3) and a Participant is treated as benefiting under the Plan in any Plan Year beginning prior to January 1, 1994.

1.72 QUALIFIED DOMESTIC RELATIONS ORDER A Qualified Domestic Relations Order
(QDRO) is a signed domestic relations order issued by a state court or agency which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's plan benefit and which meets the requirements of Code Section 414(p). An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a beneficiary under the Plan as a result of the QDRO. The earliest date for payment of a QDRO to an alternate payee, is the date upon which the order is deemed qualified.

1.73 QUALIFIED EARLY RETIREMENT AGE For purposes of paragraph 8.9, Qualified Early Retirement Age is the latest of:

         (a) the earliest date under the Plan on which the Participant may elect to receive retirement benefits, or

         (b) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

         (c)      the date the Participant begins participation.

1.74 QUALIFIED JOINT AND SURVIVOR ANNUITY An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least one-half of but not more than the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse. The exact amount of the survivor annuity is to be specified by the Employer in the Adoption Agreement. If not designated by the Employer, the survivor annuity will be one-half of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.75 QUALIFIED MATCHING CONTRIBUTIONS ("QMACS") Matching Contributions which, when made are subject to the distribution and nonforfeitability requirements under Code Section 401(k).

1.76 QUALIFIED NON-ELECTIVE CONTRIBUTIONS ("QNECS") Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

1.77 QUALIFIED PLAN Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401 and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).

1.78 QUALIFIED VOLUNTARY CONTRIBUTION A tax-deductible Voluntary Employee Contribution which was permitted to be made for the tax years 1982 through 1986. This type of contribution is no longer permitted to be made by a Participant. This Plan shall accept such type of contribution if made in a prior Plan and will open up on behalf of the Participant an appropriate recordkeeping account.



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1.79 REQUIRED AGGREGATION GROUP A group of plans including:

         (a) each Qualified Plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

         (b) any other Qualified Plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.

1.80 REQUIRED BEGINNING DATE The date on which a Participant is required to take his or her first minimum distribution under the Plan. The rules are set forth at paragraph 7.5.

1.81 REQUIRED CONTRIBUTIONS Employee after-tax contributions required as a condition of participation in the Plan.

1.82 ROLLOVER CONTRIBUTION A contribution made by a Participant of an amount distributed to such Participant from another Qualified Plan in accordance with Code Sections 402(a)(5), (6), and (7).

1.83 SALARY DEFERRAL AGREEMENT An agreement between the Employer and a participating Employee where the Employee authorizes the Employer to withhold a specified percentage or dollar amount of his or her Compensation for deposit to the Plan on behalf of such Employee.

1.84 SAVINGS INCENTIVE MATCH PLAN FOR EMPLOYEES (SIMPLE) A plan adopted under Code Section 401(k)(11) or 408(p) under which eligible Employees are permitted to make Elective Deferrals to a qualified plan or Individual Retirement Account.

1.85 SELF-EMPLOYED INDIVIDUAL An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.

1.86 SERVICE The period of current or prior employment with the Employer including any imputed period of employment which must be counted under USERRA. If the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as Service for the Employer. Service is determined under an Hours Counting Method or Elapsed Time Method as selected by the Employer in the Adoption Agreement.

1.87 SERVICE PROVIDER The individual or entity who may be retained by the Plan Administrator on behalf of the Plan to provide specified administrative services to the Plan.

1.88 SHAREHOLDER EMPLOYEE An Employee or officer who owns [or is considered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than 5% of such corporation's outstanding stock.

1.89 SIMPLIFIED EMPLOYEE PENSION PLAN A plan under which the Employer makes contributions for eligible Employees pursuant to a written formula. Contributions are made to an Individual Retirement Account which meets the requirements of Code Section 408(k).

1.90 SPONSOR The institution and any of its affiliates or any successor or assigns thereto identified in the Adoption Agreement who makes this Prototype Plan and Trust/Custodial Account document available to adopting Employers.

1.91 SPOUSE The individual to whom a Participant is married, or was married in the case of a deceased Participant who was married at the time of his or her death. A former Spouse will be treated in the same manner as a Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code
Section 414(p).

1.92 SUPER TOP-HEAVY PLAN A Plan described at paragraph 1.95 under which the Top-Heavy Ratio exceeds 90%.



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


1.93 TAXABLE WAGE BASE For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance Contributions Act (FICA), the contribution and benefit base in effect under the Social Security Act (Code Section 203) at the beginning of the Plan Year.

1.94 TOP-HEAVY DETERMINATION DATE For the first Plan Year of the Plan, the last day of that year. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.

1.95 TOP-HEAVY PLAN For any Plan Year, the Employer's Plan is Top-Heavy if any of the following conditions exist:

         (a) if the Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

         (b) if the Employer's Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

         (c) if the Employer's Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.96 TOP-HEAVY RATIO

         (a) If the Employer maintains one or more Defined Contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction,

                  (1) the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], and

                  (2) the denominator of which is the sum of all account balances [including any part of any account balance distributed in the five-year period ending on the Determination Date(s)], both computed in accordance with Code Section 416 and the regulations thereunder.

                  Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

         (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.



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

         (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

1.97 TOP-PAID GROUP The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), Employees identified in (a) through (d) may be excluded and Employees identified in (e) through (f) shall be excluded:

         (a) Employees who have not completed 6 months of Service by the end of the year;

         (b) Employees who normally work less than 17 1/2hours per week by the end of the year;

         (c) Employees who normally work not more than 6 months during any year;

         (d)      Employees who have not attained age 21 by the end of the year;

         (e) Employees included in a collective bargaining unit, covered by an agreement between Employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining, if they constitute at least 90% of the Employer's workforce and the Plan covers only non-union Employees; and

         (f) Employees who are nonresident aliens and who receive no Earned Income which constitutes income from sources within the United States.

1.98 TRANSFER CONTRIBUTION A non-taxable transfer of a Participant's benefit directly from a Qualified Plan to this Plan. This type of transfer does not constitute constructive receipt of plan assets.

1.99 TRUST The assets of the Plan held by or in the name of the Trustee or Custodian.

1.100 TRUSTEE The Trustee (who may be the Sponsor or an affiliate) named in the Adoption Agreement, if any, or its successor serving from time to time.

1.101 USERRA The Uniform Services Employment and Reemployment Rights Act of 1994, as amended effective August 5, 1996.

1.102 VALUATION DATE The last day of the Plan Year and such other date(s) as specified in the Adoption Agreement on which the fair market value of Plan assets is determined. The Trustee and/or Custodian must also value the Trust Fund on such other Valuation Dates as directed by the Plan Administrator or as elected by the Employer in the Adoption Agreement.



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1.103 VESTED ACCOUNT BALANCE The aggregate value of the Participant's Vested
Account Balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of
Article VIII shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

1.104 VOLUNTARY CONTRIBUTION An after-tax Employee contribution made to the Plan by or on behalf of a Participant.

1.105 WELFARE BENEFIT FUND Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their beneficiaries. For these purposes, Welfare Benefit means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code
Section 404 (relating to deductions for contributions to an Employees' trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans) apply. A "Fund" for purposes of this paragraph, is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.106 YEAR OF SERVICE

         (a) HOURS OF SERVICE METHOD - A 12-consecutive month period during which an Employee is credited with not less than 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service.

         (b) ELAPSED TIME METHOD - For purposes of determining either an Employee's initial or continued eligibility to participate in the Plan, or the nonforfeitable interest in the Participant's account balance derived from Employer contributions, an Employee will receive credit for the aggregate of all time period(s) worked commencing with the Employee's first day of employment or reemployment and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service for the Employer. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                  Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee terminates employment with the Employer or is no longer a member of an eligible class of Employees.

                  An Employer adopting the Elapsed Time Method is required to credit periods of Service and, under the Service spanning rules, certain periods of severance of 12 months or less. Under the first Service spanning rule, if an Employee severs from Service as a result of resignation, discharge or retirement and then returns to Service within 12 months, the Period of Severance is required to be taken into account. A situation may arise in which an Employee is absent from Service for any reason other than resignation, discharge, retirement or death and during the absence a resignation, discharge or retirement occurs. The second Service spanning rule provides that, under such circumstances, the Plan is required to take into account the period of time between the severance from Service date (i.e., the date of resignation, discharge or retirement) and the first anniversary of the date on which the Employee was first absent, if the Employee returns to Service on or before such first anniversary date.




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


                                   ARTICLE II

                            ELIGIBILITY REQUIREMENTS


2.1 PARTICIPATION

         (a) Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements. Employees hired after the Effective Date of the Plan, upon meeting the eligibility requirements, shall become Participants on the Entry Date selected in the Adoption Agreement. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan.

         (b) Under a Nonstandardized Plan, in the event that an Employee has satisfied the eligibility requirements, but is not employed on the next Entry Date, such Employee will become a Participant upon his or her rehire, if such individual is rehired before incurring a Break In Service or Period of Severance. If such individual incurs a Break in Service or Period of Severance before his or her rehire, such individual will be treated as a new Employee and will have to requalify under the Plan's eligibility requirements. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he or she been in the eligible class. A former Participant will be eligible to authorize Elective Deferrals and may make other Employee contributions as permitted under the Plan as of the first payroll period beginning after his or her date of rehire. A former Participant shall again become a Participant with respect to Employer related contributions on the next Entry Date following the date on which the individual is rehired. However, for purposes of Employer related contributions determined after the Participant's Entry Date, Compensation and Service shall be considered from his or her date of rehire.

2.2 CHANGE IN CLASSIFICATION OF EMPLOYMENT In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees as elected by the Employer in the Adoption Agreement, such Employee shall participate upon his or her return to an eligible class of Employees. For this purpose, a Participant's Compensation and Service shall be considered from the date of change. A former Participant must be eligible to begin Elective Deferrals and/or other Employee contributions as of the first payroll period beginning after the date of change of classification.

2.3 COMPUTATION PERIOD To determine Years of Service and Breaks in Service for purposes of eligibility under the Hours of Service Method, the 12-consecutive month period shall commence on the date on which an Employee first performs an Hour of Service for the Employer, and each anniversary thereof. If however, the eligibility period specified in the Adoption Agreement is one year or less and the Employee fails to complete the hours requirement during his or her first employment year, the second and succeeding 12-consecutive month periods shall commence on the first day of the Plan Year beginning prior to the anniversary of the date the Employee first performed an Hour of Service regardless of whether the Employee is entitled to be credited with 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service during his or her first employment year.

2.4 EMPLOYMENT RIGHTS Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.



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


2.5 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate.

2.6 LEASED EMPLOYEES A leased Employee, with respect to a Standardized Plan, shall be treated as an Employee of the recipient Employer. Contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

However, a Leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan sponsored by the leasing organization providing:

         (a) a non-integrated Employer contribution rate of at least 10% of Compensation, [as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement, which are excludable from the Employee's gross income under a cafeteria plan covered by Code
                  Section 125, a cash or deferred profit-sharing plan under Code
                  Section 401(k), a Simplified Employee Pension Plan under Code
                  Section 402(h)(1)(B) and a tax-sheltered annuity under Code
                  Section 403(b)],

         (b)      immediate participation, and

         (c)      full and immediate vesting.

This exclusion is only available if Leased Employees do not constitute more than 20% of the recipient's non-Highly Compensated work force.

The Plan Administrator must apply this paragraph 2.6 consistent with Code Sections 414(n) and 414(o) and the regulations issued thereunder.

The Employer must specify in the Adoption Agreement the manner in which the Plan will determine the allocation of Employer contributions and Participant forfeitures on behalf of a Participant if the Participant is a Leased Employee covered by a plan maintained by the leasing organization.

2.7 THRIFT PLANS If the Employer makes an election in the Adoption Agreement to require Employee after-tax contributions to participate in this Plan, the Employer shall notify each eligible Employee in writing of his or her eligibility for participation at least 30 days prior to the appropriate Entry Date. The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan. Such authorization shall be returned to the Employer at least 10 days prior to the Employee's Entry Date. The Employee may decline participation by so indicating on the enrollment form or by failure to return the enrollment form to the Employer prior to the Employee's Entry Date. If the Employee declines to participate, such Employee shall be given the opportunity to join the Plan on any subsequent Entry Date.

2.8 TARGET BENEFIT PLANS If the Employer elects, they may establish a Target Benefit Plan by executing either the Standardized or Nonstandardized Target Benefit Plan Adoption Agreement. The Employer shall notify each eligible Employee in writing of his or her eligibility for participation at least 30 days prior to the appropriate Entry Date. The Employer will make contributions for each participating Employee in level annual contributions which will fund the Participant's target benefit at the Plan's Normal Retirement Age.

2.9 WAIVER OF PARTICIPATION In a Standardized Plan, it is not permitted for an otherwise eligible Employee or Participant to elect not to participate in the Plan. In a Nonstandardized Plans, an Employer may treat Employees who waive participation in the Plan as a nondiscriminatory class of Employees who are ineligible to participate therein by making the proper designation in the Adoption Agreement. In a Nonstandardized Money Purchase Plan, such waivers must not constitute cash or deferred arrangements [within the meaning of Code Section 401(k)] or they shall be ineffective. A waiver shall not be considered a cash or deferred arrangement if it is irrevocable, applies to all Plans maintained by the Employer, and is made prior to the date on which the Employee is first eligible to participate in the Plan of the Employer. The Plan Administrator shall establish uniform and

                                       20
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

nondiscriminatory procedures as it deems necessary to carry out this provision including but not limited to, rules prescribing the timing and filing of elections not to participate.

An Employee or Participant continues to earn credit for each year of Eligibility Service or Vesting Service he or she completes and his or her account (if any) will share in the gains or losses of the Trust during the periods he or she elects not to participate.

2.10 OMISSION OF ELIGIBLE EMPLOYEE If, in any Plan Year, and Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary after the application of Section 4.3(e), so that the omitted Employee receives a total amount which the said Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

2.11 INCLUSION OF INELIGIBLE EMPLOYEE If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.







                                       21
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

                                   ARTICLE III

                             EMPLOYER CONTRIBUTIONS


3.1 CONTRIBUTION AMOUNT

         (a) For all Plans other than Target Benefit Plans, the Employer will make periodic contributions to the Plan in accordance with the formula or formulas selected in the Adoption Agreement.

         (b) The Employer shall also make Matching, Top-Heavy Plan minimum contributions and any other Employer contribution for the benefit of Participants who are covered by USERRA. Employer Matching Contributions under USERRA shall be made with respect to the Plan Year for which the Participant exercises his or her right to make-up Elective Deferrals and/or other Employee contributions for prior years. Top-Heavy minimum contributions and other Employer contributions for USERRA-protected Service shall be made during the Plan Year in which the individual returns to employment with the Employer. Employer contributions required under USERRA are not increased or decreased with respect to Plan investment earnings for the period to which such contributions relate. The Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X.

3.2 EXPENSES AND FEES The Employer may reimburse the Plan for all expenses and fees incurred in the administration of the Plan or Trust and paid from the assets of the Plan. Such expenses shall include, but shall not be limited to, fees for professional services, recordkeeping services, printing and postage. Brokerage commissions may not be reimbursed. If such expenses and fees are not paid from the Plan, the Employer may pay such expenses and fees directly. Reimbursement of any Plan fees will be considered Employer contributions subject to Code Sections 404 and 415.

3.3 RESPONSIBILITY FOR CONTRIBUTIONS Neither the Trustee nor the Sponsor nor the Custodian shall be required to determine if the Employer has made a contribution or if the amount contributed from its general assets is in accordance with the Adoption Agreement or the Code. The Employer shall have sole responsibility in this regard. The Trustee shall be accountable solely for contributions actually received within the limits of Article X.

3.4 RETURN OF CONTRIBUTIONS Contributions made to the Plan by the Employer shall be irrevocable except as provided below:

         (a) Any contribution forwarded to the Trustee or Custodian due to a mistake of fact, provided that the contribution is returned to the Employer within one year of the date of the contribution.

         (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution dependent on the initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

         (c) Contributions forwarded to the Trustee or Custodian are presumed to be deductible and are conditioned on their deductibility. Contributions which are determined by the Internal Revenue Service to not be deductible will be returned to the Employer.

3.5 MERGER OF ASSETS FROM ANOTHER PLAN The Employer may in its sole discretion direct the Trustee to accept assets from another Defined Contribution Plan, or to transfer assets to another Defined Contribution Plan, provided that such transfer satisfies the requirements of Code Section 414(l) and the regulations thereunder. Except with respect to elective transfers under Code Section 411(d)(6), all benefits which are protected under Code Section 411(d)(6) shall be preserved in the Plan accepting the transfer. The Employer shall have the right to refuse to



                                       22
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

accept or transfer assets for any reason. The Trustee shall have the right to refuse to accept an in-kind transfer of assets. Nothing in this paragraph 3.5 shall give the Trustee the right to refuse to make a direct transfer of an Eligible Rollover Distribution if requested to do so by a Participant in accordance with paragraph 4.4.

3.6 CONTRIBUTION AMOUNT FOR A TARGET BENEFIT PLAN The Employer's annual contribution to a Target Benefit Plan shall be determined by a stated benefit formula and corresponding factor tables contained in the Adoption Agreement and shall be allocated to Participants as indicated in paragraph 5.3. This notwithstanding, the Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X and shall not be less than the minimum contribution required at Article XV for Top-Heavy Plans. The annual Employer contribution necessary to fund the stated benefit with respect to a Participant will be determined each year as follows:

         (a) STEP 1: PRESENT VALUE OF BENEFIT - If the Participant has not yet reached Normal Retirement Age, calculate the present value of the stated benefit by multiplying the stated benefit by the factor that is the product of (i) the applicable factor in Table I (if attained age is less than 65) or Table IA (if attained age is greater than or equal to 65), multiplied by
                  (ii) the applicable factor in Table III. If the Participant is at or beyond Normal Retirement Age, calculate the present value of the stated benefit by multiplying the stated benefit by the factor in Table IV corresponding to that Normal Retirement Age.

         (b) STEP 2: THEORETICAL RESERVE - The Theoretical Reserve is determined according to (1) and (2) below:

                  (1) Initial Theoretical Reserve. A Participant's Theoretical Reserve as of the last day of the Participant's first year of projected participation (year 1) is zero. However, if this Plan is a Prior Safe-Harbor Plan with a stated benefit formula that takes into account Plan Years prior to the first Plan Year and this Plan satisfies the safe-harbor in Regulations Section 1.401(a)(4)-8(b)(3)(C), the Initial Theoretical Reserve is determined as follows:

                           (i) Calculate as of the last day of the Plan Year immediately preceding year 1, the present value of the stated benefit using the actuarial assumptions, the provisions of the Plan, and the Participant's Compensation as of such date. For a Participant who is beyond Normal Retirement Age during year 1, the stated benefit will be determined using the actuarial assumptions, the provisions of the Plan, and the Participant's Compensation as of such date, except that the straight life annuity factor used in that determination will be the factor applicable for the Participant's Normal Retirement Age.

                           (ii) Calculate as of the last day of the Plan Year immediately preceding year 1 the present value of future Employer contributions, i.e., the contributions due each Plan Year using the actuarial assumptions, the provisions of the Plan, (disregarding those provisions of the Plan providing for the limitations of Code
                                    Section 415 or the minimum contributions under Code Section 416), and the Participant's Compensation as of such date, beginning with year 1 through the end of the Plan Year in which the Participant attains Normal Retirement Age.

                           (iii) Subtract the amount determined in (ii) from the amount determined in (i).

                  (2) Accumulate the Initial Theoretical Reserve determined in (1) and the Employer contribution (as limited by Code Section 415, without regard to any required minimum contributions under Code Section 416) for each Plan Year beginning in year 1 up through the last day of the current Plan Year (excluding contributions, if any, for the current Plan Year) using the Plan's interest assumption in effect for each such year. In any Plan Year following the Plan Year in which the Participant attains Normal Retirement Age, the accumulation is calculated assuming an interest rate of 0%.



                                       23
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

                  For purposes of determining the level of annual Employer contribution necessary to fund the stated benefit, the calculations in a (1) and (2) above will be made as of the last day of each Plan Year, on the basis of the Participant's age on the Participant's last birthday, using the interest rate in effect on the last day of the prior year.

         (c) STEP 3: UNFUNDED AMOUNT - The excess, if any, of the amount determined in Step 1 over the amount determined in Step 2.

         (d) STEP 4: CONTRIBUTION - Amortize the result in Step 3 by multiplying it by the applicable factor from Table II. For the Plan Year in which the Participant attains Normal Retirement Age and for any subsequent Plan Year, the applicable factor is 1.0.



                                       24
Basic DC Plan Document #01                                      January 13, 1999

                                   ARTICLE IV

                             EMPLOYEE CONTRIBUTIONS


4.1 VOLUNTARY CONTRIBUTIONS A Participant may make Voluntary Contributions to the Plan established hereunder if so elected by the Employer in the Adoption Agreement. Such contributions must be made in a uniform and nondiscriminatory manner. Such contributions are subject to the limitations on Annual Additions and are subject to antidiscrimination testing. Under any Plan which can be established hereunder and if permitted by the Plan's Loan Policy Document, an Employee may repay with after-tax dollars a defaulted loan and may buy-back amounts previously forfeited even if Voluntary Contributions are not permitted in the Plan. These amounts shall not be treated as contributions and shall not be subject to the limitations on Annual Additions or ACP testing.

4.2 QUALIFIED VOLUNTARY CONTRIBUTIONS A Participant may no longer make Qualified Voluntary Contributions to the Plan. Amounts already contributed may remain in the Plan until distributed to the Participant. Such amounts will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Trust in the same manner as described at paragraph 5.5 of the Plan. No part of the Qualified Voluntary Contribution account will be used to purchase life insurance. Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Qualified Voluntary Contribution account by making a written application to the Plan Administrator.

4.3 ROLLOVER CONTRIBUTIONS Unless elected otherwise in the Adoption Agreement, a Participant/Employee may make a Rollover Contribution to a Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Plan or an Individual Retirement Account (IRA) qualified under Code Section 408 where the IRA was used as a conduit from a Qualified Plan provided:

         (a) the amount distributed to the Participant/Employee is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant/Employee,

         (b) the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more,

         (c) the amount distributed is not a required minimum distribution required under Code Section 401(a)(9),

         (d) if the amount distributed included property, such property is rolled over only upon the Trustee/Custodian's approval, or if sold, the proceeds of such property may be rolled over,

         (e) the amount distributed would otherwise be includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), and

         (f) the amount rolled over does not include any amounts contributed on an after-tax basis by the Participant to the Qualified Plan.

The Plan Administrator shall be held solely responsible for determining the tax free status of any Rollover Contribution made to this Plan, and the Trustee/Custodian shall have no responsibility for any such determination.

4.4 ELECTIVE TRANSFER CONTRIBUTIONS

         (a) Unless elected otherwise in the Adoption Agreement, a Participant or an Employee may arrange for the direct transfer of his or her entire benefit from a Qualified Plan to this Plan. Such transfer shall be made in cash and/or in-kind. The Employer and/or the Trustee/Custodian shall have the right to refuse to accept a transfer in-kind if such assets do not comply operationally, would result



                                       25
Basic DC Plan Document #01                                      January 13, 1999
                  in a prohibited transaction, are not readily marketable or are not compatible with the Employer's investment policy objectives. For accounting and recordkeeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

         (b) An Employer maintaining a Safe-Harbor Profit Sharing Plan in accordance with the provisions of paragraph 8.7, acting in a nondiscriminatory manner, may in its sole discretion refuse to allow transfer contributions to its profit-sharing plan, if such contributions are directly or indirectly being transferred from a Defined Benefit Plan, a money purchase plan (including a Target Benefit Plan), a stock bonus plan, or another profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

         (c) In the event the Employer accepts a Transfer Contribution from a Plan in which the Participant/Employee was directing the investment of his or her account, the Employer may, if the Employer determines that it is appropriate and not in violation of the nondiscrimination rules under Regulation
                  Section 1.401(a)(4)-4, permit the Employee to continue to direct his or her investments in accordance with paragraph
                  14.9 with respect only to such Transfer Contribution.

4.5 TRUSTEE-TO-TRUSTEE TRANSFER CONTRIBUTION

         (a) The Employer may arrange for the direct transfer of a Participant's benefit from a Qualified Plan to this Plan. For accounting and recordkeeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

         (b) In the event the Employer accepts a Transfer Contribution from a Plan in which the Participant/Employee was directing the investments of his or her account, the Employer may, if appropriate and not in violation of the nondiscrimination rules under Regulation Section 1.401(a)(4)-4, permit the Employee to continue to direct his or her investments in accordance with paragraph 14.9 with respect only to such Transfer Contribution.

         (c) Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(1), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions).

4.6 ELECTIVE DEFERRALS

         (a) A Participant may enter into a Salary Deferral Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed the dollar limit under Code Section 402(g), as adjusted under Code Section 415(d), for the Applicable Calendar Year, or the percentage of Compensation specified in the Adoption Agreement. Any such contribution shall be credited to the Employee's Elective Deferral account. A Participant may terminate deferrals at any time and may amend his or her Salary Deferral Agreement to increase or decrease the deferral percentage as provided in the Adoption Agreement. The Participant shall notify the Plan Administrator of any change in his or her deferral election in writing or in such other form as permitted by the Plan Administrator. The Employer may, notwithstanding any limit to the contrary, in the Adoption Agreement, limit the maximum deferral percentage for Highly Compensated Employees by the issuance of advance notice to such Employees. If a Participant terminates his or her agreement, such Participant shall be permitted to put a new Salary Deferral Agreement into effect as provided in the Adoption Agreement. The Employer may also amend or terminate said agreement on written notice to the Participant, if required to maintain the qualified status of the Plan.



                                       26
Basic DC Plan Document #01                                      January 13, 1999

         (b) If a Participant has not authorized the Employer to withhold the maximum annual deferral amount pursuant to Code Section 402(g) and desires to increase the total amount withheld for a Plan Year, the Participant may authorize the Employer to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods, if allowed and approved by the Employer. In no event may the amounts withheld under the Salary Deferral Agreement plus the supplemental withholding exceed the lesser of 25% of a Participant's Compensation for such Plan Year or any other limitation elected in the Adoption Agreement by the Employer.

         (c) Elective Deferrals shall be deposited as soon as administratively feasible after being withheld from the Participant's pay, but in no event later than 15 business days after the end of the month during which they were withheld.

4.7 AUTOMATIC ENROLLMENT If the Employer so elects in the Adoption Agreement, each Employee eligible under the Employer's Code Section 401(k) cash or deferred arrangement shall automatically become a Participant in the Plan as of the first Entry Date after satisfying the Plan's eligibility requirements. Any Elective Deferrals contributed to the Plan on behalf of an Employee pursuant to this provision shall be invested in the investment fund indicated in the Adoption Agreement until such time as other investment elections are received by the Employee. Such Employee may elect not to defer Compensation, or to change the amount of Compensation that will be deferred by filing a written notice with the Plan Administrator stating their election. Prior to an Employee's automatic enrollment becoming effective, the Plan Administrator will provide such Employee with appropriate guidance as to the procedures then in effect, for the Employee to make the alternative elections referenced above. Each Employee deferring Compensation pursuant to this paragraph shall be deemed to have consented to an Elective Deferral contribution in the amount specified by the Employer in the Adoption Agreement unless he/she has filed an election to the contrary with the Plan Administrator pursuant to the Plan's administrative procedures.

4.8 REQUIRED CONTRIBUTIONS If the Employer so elects in the Adoption Agreement, each eligible Participant shall be required to make Employee after-tax contributions to the Plan. Such contributions shall be withheld from the Employee's Compensation and shall be transmitted by the Employer to the Trustee/Custodian as agreed between the Employer and the Trustee/Custodian. A Participant may discontinue participation or change his or her contribution percentage as provided in the Adoption Agreement. If a Participant discontinues his or her contributions, such Participant may not again authorize such contributions until a change election is permitted in the Adoption Agreement. A Participant may voluntarily change his or her contribution percentage as provided in the Adoption Agreement. The Employer may reduce a Participant's deferral percentage if required to satisfy the ACP test.

4.9 MAKE-UP CONTRIBUTIONS UNDER USERRA A Participant who has the right to make-up Elective Deferrals, Voluntary Contributions and/or Required Contributions under USERRA shall be permitted to increase his or her deferral election with respect to a make-up year without regard to any provision limiting contributions for such Plan Year. Make-up contributions shall be limited to the maximum amount permitted under the Plan and the statutory limitations applicable with respect to the make-up year. Employee-related make-up contributions must be made within the time period beginning on the date of reemployment and continuing for the lesser of five years or three times the period of military service.



                                       27
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


                                    ARTICLE V

                              PARTICIPANT ACCOUNTS


5.1 SEPARATE ACCOUNTS The Plan Administrator or individual or institution appointed by the Plan Administrator shall establish a separate recordkeeping account for each Participant showing the fair market value of his or her Plan benefits. Each Participant's account shall be separated for recordkeeping purposes into the following sub-accounts:

         (a)      Employer contributions:

                  (1)      Matching Contributions

                  (2)      Qualified Matching Contributions

                  (3)      Qualified Non-Elective Contributions

                  (4)      Discretionary Contributions

         (b)      Employee contributions:

                  (1)      Voluntary Contributions

                  (2)      Qualified Voluntary Contributions

                  (3)      Elective Deferrals

                  (4)      Required Contributions

                  (5)      Rollover and Transfer Contributions

5.2 ALLOCATION DATE Individual Participant recordkeeping accounts are updated in accordance with paragraph hereof as of each Allocation or Valuation Date or such other date as elected by the Employer in the Adoption Agreement. Plan Administrators utilizing a daily valuation system for Participant recordkeeping purposes shall process for any contributions, distributions, investment income or loss, investment transactions (including a purchase or sale of an investment alternative) and any other transactions which affect a Participant on a daily basis or when a transaction occurs. Plan Administrators utilizing a balance forward valuation system for Participant recordkeeping purposes will process contributions, distributions, investment income or loss, investment transactions (including a purchase or sale of an investment alternative) and any other transactions at the Plan level on the Allocation or Valuation Date specified in the Adoption Agreement. Individual Participant recordkeeping accounts will be updated within the allocation period on the date or dates determined by the Plan Administrator with respect to contributions and distributions. Investment earnings will be allocated at the end of the allocation period. Any other transactions which affect Participant accounts will be posted or allocated to individual Participant accounts on the next following Allocation Date unless the Plan Administrator elects, in a uniform and nondiscriminatory manner, to allocate such transactions as they occur. The Employer may elect to utilize a daily valuation system for a portion of the Plan and a balance forward valuation system for the balance of the Plan.

5.3 ALLOCATIONS TO PARTICIPANT ACCOUNTS As of each Allocation or Valuation Date elected by the Employer in the Adoption Agreement and/or on any date within the allocation period selected by the Employer, each Participant's account shall be adjusted to reflect:

         (a) the Participant's share of the Employer's contribution and forfeitures as determined in the Adoption Agreement,

         (b)      any Employee contributions,

         (c) any repayment of amounts previously distributed to a Participant upon a separation from Service and repaid by the Participant since the last Allocation or Valuation Date, and



                                       28
Basic DC Plan Document #01                                      January 13, 1999

         (d) the Participant's proportionate share of any investment earnings and increase in the fair market value of the Trust since the last Allocation Date.

The Employer shall deduct from each account:

         (e) any withdrawals or payments made from the Participant's account since the last Allocation Date,

         (f) the Participant's proportionate share of any decrease in the fair market value of the Trust since the last Allocation Date, and

         (g) the Participant's proportionate share of any fees and expenses paid from the Plan.

5.4 ALLOCATING EMPLOYER CONTRIBUTIONS

         (a) The Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected by the Employer in the Adoption Agreement and the minimum contribution for Top-Heavy Plans. Employer contributions shall be allocated to all Participants eligible to receive a contribution as provided in the Adoption Agreement.

         (b) Notwithstanding any provision of this Plan to the contrary, Participants will accrue the right to share in allocations of Employer contributions with respect to periods of qualified military service as provided in Code Section 414(u).

         (c) Unless otherwise specified in the Adoption Agreement, at the end of each Plan Year the Plan Administrator shall not redetermine any Matching Contribution for each Participant based on his or her eligible annual Compensation. If specifically selected in the Adoption Agreement, any Participant for whom any Matching Contribution has not been sufficiently made in accordance with the Matching Contribution formula elected by the Employer shall receive an additional Matching Contribution so that the total annual deferrals reflected as a percentage of eligible annual Compensation are matched in accordance with the formula elected by the Employer.

5.5 ALLOCATING INVESTMENT EARNINGS AND LOSSES

         (a) DAILY VALUATION SYSTEM - Account balances are adjusted to reflect actual income received and investment gains and losses based on the closing price of Plan assets as determined on the most recent day securities were traded on the New York Stock Exchange or any other securities market. Investment earnings are determined separately for each investment alternative offered under the Plan.

                  (1) The value of a Participant's account invested in a mutual fund will equal the value of a share in such fund multiplied by the number of shares credited to the Participant's account.

                  (2) In the case of any pooled investment vehicle, gains or losses on the pooled investment vehicle will be allocated among the Participant's accounts in proportion to the value of each Participants's account invested in that investment vehicle immediately prior to the allocation date, and the gain or loss attributed to each investment vehicle will be credited to or charged against the Participant's account. Alternatively, the Plan Administrator or his designate may establish unit values for each pooled investment vehicle offered under the Plan in accordance with uniform procedures established by the Plan Administrator for this purpose. The value of the portion of a Participant's account invested in a pooled investment vehicle will equal the value of a unit in such investment vehicle multiplied by the number of units credited to the account.

                  (3) In the case of any investment that is held specifically for a Participant's account, any gain or loss on such investment will be charged or credited to that Participant's account.



                                       29
Basic DC Plan Document #01                                      January 13, 1999

                  If Participant investment direction is not offered, each Participant's account shall be credited with its proportionate share of the income and investment gains or losses of the Trust for the day or period since securities were last traded on a national securities market or valued.

                  Any investment gain or loss of the Trust that is not directly attributable to the investment of the account of any Participant (including, for example, any "float" earned on the disbursement account established for the Plan and not treated as part of the compensation of the Trustee/Custodian or paying agent for the Plan, and any 12b-1 or similar fees paid to the
                  Plan) will be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Participant's accounts in accordance with the procedure established by the Plan Administrator for this purpose.

         (b) BALANCE FORWARD VALUATION SYSTEM - Account balances are adjusted to reflect actual income and investment gains and losses from the period beginning on the day following the last Allocation Date and ending on the current Allocation or Valuation Date. Each Participant's account shall receive a proportionate share of the actual income and investment gains and losses during the period. The value of accounts for allocation purposes shall be based on the value of all active Participant accounts (other than accounts with segregated investments) as of the last Allocation or Valuation Date less withdrawals, distributions and expenses plus any contributions including Elective Deferrals if any, paid from the Trust since the last Allocation or Valuation Date. Investment earnings shall be credited to all Participant accounts having a balance on the Allocation or Valuation Date regardless of the vested status of such account and regardless of the Participant's employment status. The Plan Administrator shall also have the right to adopt an alternative procedure for allocating income and investment gains and losses provided that such alternative procedure is uniform and does not discriminate in favor of Highly Compensated Employees. Any change in procedure shall be effective as of the next following Allocation Date or Valuation Date or such other date as agreed to by the Employer and the Plan Administrator. Accounts with segregated investments shall receive only the income or loss on such segregated investments. Investment earnings are determined separately for each investment alternative offered under the Plan.

                  (1) The value of a Participant's account invested in a mutual fund will equal the value of a share in such fund multiplied by the number of shares credited to the Participant's account.

                  (2) In the case of any pooled investment vehicle, gains or losses on the pooled investment vehicle will be allocated among the Participant's accounts in proportion to the value of each Participants's account invested in that investment vehicle immediately prior to the Allocation or Valuation Date, and the gain or loss attributed to each investment vehicle will be credited to or charged against the Participant's account. Alternatively, the Plan Administrator or his designate may establish unit values for each pooled investment vehicle offered under the Plan in accordance with uniform procedures established by the Plan Administrator for this purpose. The value of the portion of a Participant's account invested in a pooled investment vehicle will equal the value of a unit in such investment vehicle multiplied by the number of units credited to the account.

                  (3) In the case of any investment that is held specifically for a Participant's account, any gain or loss on such investment will be charged or credited to that Participant's account.

                  If Participant investment direction is not offered, each Participant's account shall be credited with its proportionate share of the income and investment gains or losses of the Trust for the day or period since securities were last traded on a national securities market or valued.


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                  Any investment gain or loss of the Trust that is not directly attributable to the investment of the Account of any Participant (including, for example, any "float" earned on the disbursement account established for the Plan and not treated as part of the compensation of the Trustee or paying agent for the Plan, and any 12b-1 or similar fees paid to the Plan) will be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Participant's accounts in accordance with the procedure established by the Plan Administrator for this purpose.

5.6 ALLOCATION ADJUSTMENTS The Plan Administrator or his designate, if applicable, shall have the right to redetermine the value of Participant accounts if a previous allocation was performed incorrectly. Such redetermination shall be made without regard to the reason for the incorrect allocation. Such reasons may include, but are not limited to, incorrect contribution or Employee information provided by the Employer or representative of the Employer, incorrect valuation of Plan assets, incorrect determination of investment income and gains or losses, improper interpretation of the Plan's allocation formulas or procedures, erroneous omission of Top-Heavy minimum contributions and failure to transmit, receive or interpret amendments to the allocation formulas, methods or procedures. Subject to express limits that may be imposed under the Code, the Plan Administrator reserves the right to delay the processing of any contribution, distribution or other transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of means of transmission of data, force majeure, the failure of any service provider to timely receive values or prices, or to correct for its errors omissions or the errors or omissions of any service provider). After having made any necessary adjustments, the Plan Administrator or his designate, if applicable, shall issue either revised or adjusted statements to Participants with an explanation of the allocation adjustments.

5.7 PARTICIPANT STATEMENTS The Plan Administrator shall prepare a statement for each Participant not less than annually as of the close of the Plan Year. Statements may be prepared more frequently as agreed between the Plan Administrator and the Recordkeeper or other entity responsible for the maintenance of Plan records or for valuing Plan assets. Each statement shall show the additions to and subtractions from the Participant's account for the period since the last such statement and shall show the fair market value of the Participant's account as of the current statement date.

5.8 CHANGES IN METHOD OF VALUING PARTICIPANTS' ACCOUNTS If necessary or appropriate, the Plan Administrator may establish different or additional uniform and nondiscriminatory procedures for determining the fair market value of Participant's accounts under the Plan.



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


                                   ARTICLE VI

                      RETIREMENT BENEFITS AND DISTRIBUTIONS


6.1 NORMAL RETIREMENT BENEFITS A Participant shall be entitled to receive the balance held in his or her account upon attaining Normal Retirement Age or at such earlier dates as the provisions of this Article VI may permit. If a Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Participant. Unless the Employer elects otherwise in the Adoption Agreement, distribution shall be made to such Participant at his or her request prior to his or her actual retirement. Settlement shall be made in the normal form, or if elected, in one of the optional forms of payment provided below.

6.2 EARLY RETIREMENT BENEFITS An Early Retirement benefit may be available if elected in the Adoption Agreement to individuals who meet the age and Service requirements specified in the Adoption Agreement. An individual who meets the Early Retirement Age requirements will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service with a nonforfeitable benefit before satisfying the age requirements, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.

6.3 BENEFITS ON TERMINATION OF EMPLOYMENT

         (a) If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the other forms of payment provided hereunder. If applicable, the Early Retirement benefit provisions may be elected. Notwithstanding the preceding, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.

         (b) If a Participant terminates employment, and the value of the Participant's Vested Account Balance derived from Employer and Employee contributions is not greater than $5,000, the Plan Administrator may require the Participant to receive a lump sum distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. The Plan Administrator shall continue to follow a consistent and nondiscriminatory policy, as may be established, regarding immediate cash-outs of Vested Account Balances.

         (c) For purposes of this Article, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance immediately following termination. If the Participant is reemployed prior to incurring five consecutive one-year Breaks in Service, he or she will be deemed to have immediately repaid such distribution. Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

         (d) If a Participant terminates employment with a Vested Account Balance derived from Employer and Employee contributions in excess of $5,000, and elects (with his or her Spouse's consent, if required) to receive 100% of the value of his or her Vested Account Balance in a lump sum, the nonvested portion will be treated as a forfeiture. The Participant (and his or her Spouse, if required) must consent to any distribution when the Vested Account Balance described above exceeds $5,000.

         (e) If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to this paragraph and resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to both Employer contributions and Elective Deferrals on or before the earlier of the date that the Participant incurs five consecutive one-year Breaks in Service following the date of distribution or five years after



                                       32
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

                  the first date on which the Participant is subsequently reemployed. In such event, the Participant's account shall be restored to the value thereof at the time the distribution was made. The account may be further increased by the Plan's income and investment gains and/or losses on the undistributed amount from the date of the distribution to the date of repayment.

         (f) A Participant shall have the option to postpone payment of his or her Plan benefits until his or her Required Beginning Date if the Participant's Vested Account Balance derived from Employer and Employee contributions is not greater than $5,000. Any balance in a Participant's account resulting from his or her Employee contributions listed at paragraph 5.1(b) hereof not previously withdrawn, if any, may be withdrawn by the Participant immediately following separation from Service.

         (g) If a Participant ceases to be an active Employee as a result of a Disability, such Participant shall have the right to make an application for a disability retirement benefit payment. The Participant's account balance will be deemed "immediately distributable" as set forth in paragraph 6.4, and will be fully vested pursuant to paragraph 9.2.

6.4 RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS

         (a) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of the Normal Retirement Age or age 62.

         (b) If the value of a Participant's Vested Account Balance derived from Employer and Employee contributions exceeds $5,000, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Spouse shall be obtained in writing by the Plan Administrator within the 90-day period ending on the Annuity Starting Date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting date.

                  If the distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distributions may commence less than 30 days after the notice required under Regulation
                  Section 1.411(a)-11-(c) is given provided that:

                  (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Participant after receiving the notice, affirmatively elects a distribution. If a distribution is one to which Code Section 417 does apply, the distribution may commence less than 30 days, but not less than 7 days after the notice required under Regulation Section 1.411(a)-11-(c) is given, provided that the conditions of sub-paragraphs
                           (1) and (2) above are satisfied with regard to both the Participant and the Participant's Spouse.

         (c) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately


                                       33
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

                  distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415 or constitutes Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.

6.5 NORMAL AND OPTIONAL FORMS OF PAYMENT The normal form of payment for a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof shall be a lump sum with no option for annuity payments. For all other plans, the normal form of payment hereunder is the normal form of payment indicated in the Adoption Agreement. A Participant whose Vested Account Balance derived from Employer and Employee contributions exceeds $5,000 shall (with the consent of his or her Spouse) have the right to receive his or her benefit in a lump sum or in installments if permitted in the Adoption Agreement. Installment payments need not be equal or substantially equal until such time as the individual reaches his or her Required Beginning Date. Installment payments which are intended to be equal or substantially equal can be made monthly, quarterly, semi-annually or annually based on any period not extending beyond the Joint and Survivor life expectancy of the Participant and his or her Designated Beneficiary.

Benefits payable in the form of a lump sum may be distributed in cash or in-kind at the Participant's request. In-kind distributions are only available with respect to assets which can be distributed in-kind. Benefits payable in the form of installments shall be paid in cash.

The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing another option available under the Plan. No amendment to the Plan may eliminate one of the optional distribution forms described above.

6.6 COMMENCEMENT OF BENEFITS

         (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                  (1) the Participant attains age 65 (or Normal Retirement Age if earlier),

                  (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                  (3)      the Participant terminates Service with the Employer.

         (b) Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable within the meaning of paragraph 6.4 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

6.7 CLAIMS PROCEDURES Upon retirement, death, severance of employment, or any and all types of claims regarding benefits under the Plan, the Participant or his or her representative may make application to the Employer requesting payment of benefits due and the manner of payment. If no application for benefits is made, the Employer shall automatically pay any vested benefit due hereunder in the normal form at the time prescribed at paragraph 6.6. If an application for benefits is made, the Employer shall accept, deny, or modify such request and shall notify the Participant in writing setting forth the response of the Employer and in the case of a denial or modification the Employer shall:

         (a)      state the specific reason or reasons for the denial,



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

         (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based,

         (c) provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

         (d) explain the Plan's claim review procedure as contained in this Plan.

In the event the request is rejected or modified, the Participant or his or her representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Employer of its initial decision. Within 60 days following such request for review (120 days if extraordinary circumstances exist), the Employer shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Employer's final decision, the Participant or representative can institute an action in a Federal court of competent jurisdiction; for this purpose, process would be served on the Employer.

6.8 IN-SERVICE WITHDRAWALS

         (a) EMPLOYEE CONTRIBUTIONS - An Employee may withdraw all or any part of the fair market value of his or her contributions as described in Article IV, other than Elective Deferrals, upon request to the Plan Administrator. Employee Rollover and Transfer Contributions may be withdrawn at any time, unless indicated otherwise in the Adoption Agreement. Paragraph (b) below details the requirements for withdrawal of Elective Deferrals. Such request shall be in accordance with the procedures established by the Plan Administrator. A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula:
                  DA [1-(V / V+E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V+E is the amount of Voluntary Contributions plus the earnings attributable thereto. The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, includes the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

         (b) EMPLOYER CONTRIBUTIONS - Money purchase pension plans and Target Benefit Plans may not allow in-service withdrawals. If specified in the Adoption Agreement, a Participant in a profit-sharing plan is eligible to withdraw all or any part of the fair market value of his or her vested Employer contributions plus the investment earnings thereon as of the previous Allocation or Valuation Date. Such request shall be made in accordance with the procedures established by the Plan Administrator. An in-service withdrawal shall not be eligible for redeposit to the Trust. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer contribution he or she would otherwise be eligible to share in. Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable), a Participant may withdraw any part of his or her Qualified Voluntary Contribution account by making application to the Plan Administrator. A request to withdraw amounts pursuant to this paragraph must be consented to by the Participant's Spouse unless the Plan satisfies the safe-harbor under paragraph 8.7 hereof. Spousal consent, if required, shall comply with the requirements of paragraph 6.4 relating to immediate distributions. Elective Deferrals, Qualified Non-Elective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant earlier than upon separation from Service, death, or Disability. Such amounts may also be distributed upon:



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Basic DC Plan Document #01                                      January 13, 1999

                  (1) termination of the Plan without the establishment of another Defined Contribution Plan other than an employee stock ownership plan [as defined in Code Sections 4975(e)(7)] or a Simplified Employee Pension Plan [as defined in Code Section 408(k)], or SIMPLE IRA plan [as defined in Code Section 408(p)],

                  (2) the disposition by a corporation to an unrelated corporation of substantially all of the assets [within the meaning of Code Section 409(d)(2)] used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets,

                  (3) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary [within the meaning of Code Section 409(d)(3)] if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary, or

                  (4)      the attainment of age 59 1/2.

         (c) Notwithstanding any provisions of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant's retirement, death, Disability, or separation from Service, and prior to Plan termination, the optional form of benefits is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred within the meaning of Code Section 414(l), to this Plan from a money purchase plan qualified under Code Section 401(a) (other that any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

         (d) PARTIALLY VESTED PARTICIPANTS - If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

                  (1) a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

                  (2) at any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                                    X = P [AB + (R x D)] - (R x D)

                  For purposes of applying the formula: "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, "D" is the amount of the distribution and "R" is the ratio of the account balance at the relevant time to the account balance after distribution.

6.9 HARDSHIP WITHDRAWALS If elected in the Adoption Agreement, a Participant may request a Hardship withdrawal as provided in this paragraph. Hardship withdrawals are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417. Such request shall be made in accordance with procedures adopted by the Plan Administrator who shall have sole authority to authorize a Hardship withdrawal pursuant to the following rules.

         (a)      ADMINISTRATIVE REQUIREMENTS

                  (1) The Participant must have obtained all distributions, other than Hardship distributions, and all nontaxable loans under all plans maintained by the Employer.

                  (2) The Participant's Elective Deferrals, Voluntary Contributions and Required Contributions will be suspended for all plans maintained by the Employer (other than benefits under Code Section 125 plans) for twelve months after the receipt of the Hardship distribution,



                                       36
Basic DC Plan Document #01                                      January 13, 1999

                  (3) The distribution is not in excess of the amount of the immediate and heavy financial need described at paragraph (b) including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

                  (4) All plans maintained by the Employer provide that a Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year, less the amount of such Participant's Elective Deferrals for the taxable year during which the Hardship distribution was received.

          (b)     EXCLUSIVE REASONS FOR HARDSHIP WITHDRAWAL

                  (1) Expenses incurred or necessary for medical care, [described in Code Section 213(d)] of the Participant, his or her Spouse, children and other dependents,

                  (2) Costs directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant,

                  (3) Payment of tuition and related education expenses (including but not limited to expenses associated with room and board) for the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or other dependents,

                  (4) The need to prevent eviction of the Participant from or a foreclosure on the mortgage of, the Participant's principal residence.


         (c) ORDER OF DISTRIBUTION - If a request for Hardship withdrawal is approved by the Plan Administrator, funds shall be withdrawn from the following contribution types in the order which follows unless provided otherwise by administrative procedure:

                  (1)      Elective Deferrals.

                  (2) Investment earnings on Elective Deferrals allocated as of the last day of the Plan Year ending before July 1, 1989.

                  And, if elected in the Adoption Agreement:

                  (3) Fully vested Employer related contributions plus the investment earnings thereon.

                  (4) Qualified Matching Contributions and Qualified Non-Elective Contributions to the extent that they were credited to the Participant's account as of the last day of the Plan Year ending prior to December 31, 1988.

6.10 DIRECT ROLLOVER OF BENEFITS Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan or Individual Retirement Account specified by the Participant in a Direct Rollover. Any portion of a distribution which is not paid directly to an Eligible Retirement Plan or Individual Retirement Account shall be distributed to the Participant. For purposes of this paragraph, a surviving Spouse or a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an Individual Retirement Account (IRA) or an individual retirement annuity (IRA) or to another Qualified Plan in which the alternate payee is a participant.



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

6.11 PARTICIPANT'S NOTICE In the event that a Participant's benefit becomes payable under Plan terms or if a Participant requests distribution of his or her benefit, the Plan Administrator shall provide such Participant with a notice regarding distribution of such benefit. The notice shall describe any Plan related information regarding the distribution including the Joint and Survivor Annuity requirements provided at paragraph 8.5, if applicable, the normal and optional forms of payment provided at paragraph 6.5, and the information required in connection with an Eligible Rollover Distribution. Information in connection with an Eligible Rollover Distribution shall include the right to have the funds transferred directly to another Qualified Plan or Individual Retirement Account, the income tax withholding requirements, the rollover rules with respect to amounts distributed to the Participant, and the general tax rules which apply to such distributions. Such notice shall be provided to the Participant within the time period prescribed at paragraph 8.5 hereof or, if the safe-harbor provisions of paragraph 8.7 are applicable, not less than 30 days prior to the Annuity Starting Date, subject to a waiver period of a lesser number of days if elected by the Participant and if applicable, their Spouse.

6.12 ASSETS TRANSFERRED FROM MONEY PURCHASE PENSION PLANS Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the associated post-transfer earnings) and liabilities that are transferred, within the meaning of Code
Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

6.13 ASSETS TRANSFERRED FROM A CODE SECTION 401(K) PLAN If the Plan receives a direct transfer (by merger or otherwise) of Elective Deferrals (or amounts treated as Elective Deferrals) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Elective Deferrals.


                                       38
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

                                   ARTICLE VII

                            DISTRIBUTION REQUIREMENTS


7.1 JOINT AND SURVIVOR ANNUITY REQUIREMENTS All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe-harbor provisions thereunder.

7.2 MINIMUM DISTRIBUTION REQUIREMENTS All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations issued thereunder, including the minimum distribution incidental benefit rules found at Regulations
Section 1.401(a)(9)-2. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date. Life expectancy and joint and last survivor life expectancies are computed by using the expected return multiples found in Tables V and VI of Regulations
Section 1.72-9.

7.3 LIMITS ON DISTRIBUTION PERIODS As of the First Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

         (a)      the life of the Participant,

         (b)      the life of the Participant and a Designated Beneficiary,

         (c) a period certain not extending beyond the life expectancy of the Participant, or

         (d) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a Designated Beneficiary.

7.4 REQUIRED DISTRIBUTIONS ON OR AFTER THE REQUIRED BEGINNING DATE

         (a) If a Participant's Benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (ii) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the First Distribution Calendar Year, must at least equal the sum obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

         (b) For calendar years beginning after 1988, the amount to be distributed each year beginning with distributions for the First Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (i) the Applicable Life Expectancy or (ii) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Regulations Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

         (c) The minimum distribution required for the Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         (d) If the Participant's Benefit is distributed in the form of an annuity, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder.



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         (e)      For purposes of determining the amount of the required
                  distribution for each Distribution Calendar Year, the account balance to be used is the account balance determined as of the last Valuation Date preceding the Distribution Calendar Year. This balance will be increased by the amount of any contributions or forfeitures allocated to the account balance after the Valuation Date in such preceding calendar year. Such balance will also be decreased by distributions made after the Valuation Date in such preceding Calendar Year.

         (f) For purposes of subparagraph 7.4(f), if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.5 REQUIRED BEGINNING DATE

         (a) PARTICIPANTS OTHER THAN 5% OWNERS - The Required Beginning Date is the later of the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2 or the first day of April of the calendar year following the calendar year in which the Participant terminates employment with the Employer.

         (b) PARTICIPANTS WHO ARE 5% OWNERS - The Required Beginning Date is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. A Participant is treated as a 5% owner for purposes of this paragraph if such Participant is a 5% owner as defined in Code
                  Section 416(i) (determined without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2or any subsequent Plan Year. Once distributions have begun to a 5% owner under this paragraph, they must continue to be distributed even if the Participant ceases to be a 5% owner in a subsequent year.

         (c)      TRANSITIONAL RULES:

                  (1) Any Participant, other than a 5% owner, attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70 1/2, or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996, to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2, or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996.

                  (2) Any Participant, other than a 5% owner, attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. In such event, the minimum distribution to such Participant shall be determined based upon the highest attained age of the individual and, if applicable, his or her Designated Beneficiary in the year during which distributions are to commence.

7.6 ELECTION UNDER TAX EQUITY AND FISCAL RESPONSIBILITY ACT OF 1982

         (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements, regardless of when such distribution commences:



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

                  (1) the distribution by the Trust is one which would not have disqualified such Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984,

                  (2) the distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a beneficiary of such Employee,

                  (3) such designation was in writing, was signed by the Employee or the beneficiary, and was made before 1984,

                  (4) the Employee had accrued a benefit under the Plan as of December 31, 1983,

                  (5) the method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

         (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

         (c) For any distribution which commences before 1984, but continues after 1983, the Employee or the beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made, if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a)(1) through (5) above.

         (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the Section 242(b)(2) election of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the regulations shall apply.

7.7 DESIGNATION OF BENEFICIARY Each Participant shall file a written designation of beneficiary with the Employer upon qualifying for participation in this Plan. Such designation shall remain in force until revoked by the Participant by filing a new beneficiary designation form with the Employer. Under a profit-sharing plan satisfying the requirements of paragraph 8.7, the Designated Beneficiary shall be the Participant's Surviving Spouse, if any, unless such Spouse properly consents otherwise.

7.8 NO BENEFICIARY Any portion of the amount payable hereunder which is not disposed of because of the Participant's or former Participant's failure to designate a beneficiary, or because all of the Designated Beneficiaries predeceased the Participant, shall be paid to his or her Spouse. If the Participant had no Spouse at the time of death, payment shall be made to his or her estate in a lump sum.



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

7.9 DISTRIBUTION BEGINNING BEFORE DEATH This paragraph is applicable only after the Participant's Required Beginning Date as defined in paragraph 7.5. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

7.10 DISTRIBUTION BEGINNING AFTER DEATH This paragraph is applicable before the Participant's Required Beginning Date as defined in paragraph 7.5, even if distributions have commenced from the Plan. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

         (a) if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

         (b) if the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this paragraph 7.10 by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this section, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Surviving Spouse dies after the Participant but before payments to such Spouse begin, the provisions of this paragraph with the exception of subparagraph (b) herein, shall be applied as if the Surviving Spouse were the Participant. For the purposes of this paragraph and paragraph 7.9, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the preceding sentence is applicable, the date distribution is required to begin to the Surviving Spouse). If distribution in the form of an annuity described in paragraph 7.4(e) irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

7.11 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

         (a) No Participant shall be permitted to defer under this Plan with respect to a calendar year more than the maximum dollar amount permitted under Code Section 402(g), as indexed, for such calendar year. If a Participant defers more than the maximum allowed due to mistake of fact, such Excess Elective Deferrals shall be distributed to the Participant no later than April 15 following the calendar year to which the excess is attributable. If an individual who participates in this Plan and in another plan which permits Elective Deferrals, defers more than the Code Section 402(g) maximum, such individual shall have the right to notify one or both plans by March 1 of the calendar year following the year to which the excess is attributable requesting a distribution of the Excess Elective Deferral. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to the Plan of the Employer. If distribution is requested, the applicable plan(s) shall make distribution of the excess no later than April 15 following the calendar year to which the excess is attributable. Excess Elective Deferrals which are distributed on a timely basis shall not be considered Annual Additions for the Limitation Year during which such amounts are deferred.

         (b) Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the taxable year during which such excess was deferred. In addition, Excess Elective Deferrals shall be



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

                  adjusted for gap income for period between the end of the Plan Year and the actual date of distribution of the Excess. Income or loss, including gap income, will be calculated under any reasonable method consistently followed for all Participants, used to calculate investment earnings and losses.


         (c) The amount a Participant receives as a distribution of his or her Excess Elective Deferrals is includible in income with respect to the taxable year to which the excess is attributable. Any income attributable to the Excess Elective Deferrals as determined in (b) above shall be includible in income with respect to the taxable year the excess is distributed.

7.12 DISTRIBUTIONS OF EXCESS CONTRIBUTIONS

         (a) Excess Contributions plus any income and minus any loss allocable thereto, shall be distributed to affected Participants no later than the last day of the Plan Year following the Plan Year to which the Excess Contributions are attributable. If such Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year to which the Excess Contributions are attributable, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to the principal amount of the excess.

         (b) Excess Contributions shall be treated as Annual Additions with respect to the Plan Year to which such excess is attributable.

         (c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year to which such excess is attributable. The income or loss allocable to Excess Contributions is based on the amounts included in the ADP Test for the applicable Plan Year. Income or loss will be calculated under any reasonable method used to calculate investment earnings and losses. Such method shall be consistently followed for all Participants.

         (d) Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the test year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution account only to the extent that such Excess Contributions exceed the Participant's Elective Deferrals and Qualified Matching Contributions for the applicable test year.

7.13 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

         (a) Excess Aggregate Contributions including any income or loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed to affected Participants no later than the last day of the Plan Year following the Plan Year to which the Excess Aggregate Contributions are attributable. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year to which the Excess Contributions are attributable, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to the principal amount of the excess.

         (b) Excess Aggregate Contributions shall be treated as Annual Additions with respect to the Plan Year to which such excess is attributable.

         (c) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year to which such excess is attributable. The income or loss allocable to Excess Aggregate Contributions is based on the amounts included in the ACP test for the applicable Plan Year. Income or loss will be calculated under any reasonable method used to calculate investment earnings and losses. Such method shall be consistently followed for all Participants.

         (d) Excess Aggregate Contributions shall be forfeited if such amount is not vested. If vested, such excess shall be distributed, in any hierarchy, from the Participant's Voluntary Contribution account and, if applicable, the Participant's Qualified Non-Elective Contribution account, Matching Contribution account, Qualified Matching Contribution account, and/or Elective Deferral account.

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

7.14 DISTRIBUTIONS TO MINORS AND INDIVIDUALS WHO ARE LEGALLY INCOMPETENT Benefits payable to either a minor or an individual who has been declared legally incompetent shall be paid, at the direction of the Plan Administrator, to the parent, guardian or other individual including the conservator appointed under applicable state law for the benefit of said minor or incompetent.

7.15 UNCLAIMED BENEFITS

         (a) The Plan Administrator shall notify Participants or beneficiaries by certified or registered mail to his or her last known address of record with the Employer when their benefits become distributable as provided at paragraph 6.11 hereof. If a Participant does not respond to the notice within 90 days of the date of the notice, the Plan Administrator may take reasonable steps to locate the Participant including, but not limited to, requesting assistance from the Employer, Employees, Social Security Administration and/or the Internal Revenue Service.

         (b) If the Participant cannot be located after a period of twelve months, or such other period determined in a uniform and nondiscriminatory manner by the Plan Administrator, the Plan Administrator may treat the benefit as a forfeiture pursuant to paragraph 9.7. The forfeitures provisions of this paragraph 7.15(b) apply only to the Participant's or beneficiary's account balance which is less than $5,000. If the Employer does not make a contribution for the Plan Year during which the forfeiture takes place, such amount shall first be applied to pay Plan expenses and, if there are no such expenses, shall then be allocated to eligible Participant accounts as if the amount were the Employer's contribution for such Plan Year.

         (c) If a Participant or Designated Beneficiary later makes a claim for such benefit, the Plan Administrator shall validate such claim and provide the Participant or Designated Beneficiary with all notices and other information necessary for the Participant or Designated Beneficiary to perfect the claim. If the claim for benefits is validated by the Plan Administrator, the Participant's account balance shall be restored to the benefit amount treated as a forfeiture. Such benefit shall not be adjusted for investment earnings or losses during the period beginning on the date of forfeiture and ending on the date of restoration. The funds necessary to restore the Participant's account will first be taken from amounts eligible for reallocation or other disposition as forfeitures with respect to the Plan Year. If such funds do not exist or if such funds are insufficient, the Employer will make a contribution prior to the date on which the benefit is payable to restore such Participant's account. Such benefit shall be paid or commence to be paid in the same manner as if the benefit was eligible for distribution on the date the claim for benefit is validated.

         (d) The Plan Administrator shall follow the same procedure in locating and subsequently treating as a forfeiture the benefit of a Participant whose benefit has been properly paid under Plan terms but where the Participant or Designated Beneficiary has not negotiated the benefit check(s).

         (e) Alternatively, if the Participant's account balance is less than $5,000, the Plan Administrator may remit the entire amount to the Internal Revenue Service as federal tax withholding.

         (f) If the Participant's account balance is over $5,000, the Plan Administrator after using all reasonable measures to locate the Participant or Designated Beneficiary, consistent with the procedures specified above, all applicable laws, regulations and other pronouncements under ERISA, may use any reasonable procedure to dispose of distributable Plan assets including but not limited to any of the following: (i) establishing an IRA in the name of the Participant or Designated Beneficiary with any institution, (ii) purchasing an annuity contract in the name of the Participant or Designated Beneficiary with the assets attributable to them in the Trust, or (iii) establishing a bank account for and in the name of the Participant or Designated Beneficiary.



                                       44
Basic DC Plan Document #01                                      January 13, 1999

                                  ARTICLE VIII

                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS


8.1 APPLICABILITY OF PROVISIONS The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in paragraph 8.8.

8.2 PAYMENT OF QUALIFIED JOINT AND SURVIVOR ANNUITY Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity. For this purpose, a Qualified Joint and Survivor Annuity with respect to an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Early Retirement Age under the Plan.

8.3 PAYMENT OF QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then the Participant's Vested Account Balance shall be paid in the form of a life annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. If no election has been made within the Election Period prior to the Participant's death, the surviving Spouse shall have the right to select an optional form of benefit after the Participant's death. Such election will only be permitted if the surviving Spouse is provided with a notice similar to that required under paragraph 8.5 except that the notice will be modified to explain a life annuity rather than a Qualified Joint and Survivor Annuity.

A Participant who does not meet the age 35 requirement set forth in the Election Period as of the end of any current Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.5. Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4 QUALIFIED ELECTION A Qualified Election is an election to either waive a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. Any such election shall not be effective unless:

         (a)      the Participant's Spouse consents in writing to the election,

         (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent or the Spouse expressly permits designations by the Participant without any further spousal consent,

         (c) the Spouse's consent acknowledges the effect of the election, and

         (d) the Spouse's consent is witnessed by a Plan representative or notary public.

A Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent or the Spouse expressly permits designations by the Participant without any further spousal consent. If it is established to the satisfaction of the Plan Administrator that the Participant is unmarried or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse cannot be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that



                                       45
Basic DC Plan Document #01                                      January 13, 1999
the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs 8.5 and 8.6 below.

8.5 NOTICE REQUIREMENTS FOR QUALIFIED JOINT AND SURVIVOR ANNUITY In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than 30 days, and no more than 90 days prior to the Annuity Starting date, provide each Participant a written explanation of:

         (a)      the terms and conditions of a Qualified Joint and Survivor
                  Annuity,

         (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit,

         (c)      the rights of a Participant's Spouse, and

         (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

The Participant and the Participant's Spouse may consent to waiving the minimum 30 day notice period described above and may receive notice no less than 7 days prior to the Annuity Starting Date, provided that:

         (e) the Plan Administrator clearly informs the Participant and the Participant's Spouse that they have a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

         (f) the Participant and the Participant's Spouse, after receiving the notice, affirmatively elect a distribution.

8.6 NOTICE REQUIREMENTS FOR QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY In the case of a Qualified Pre-Retirement Survivor Annuity as described in paragraph 8.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph
8.5 applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends at the latest date:

         (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35,

         (b) a reasonable period ending after the individual becomes a Participant,

         (c) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be redetermined.



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


8.7 SPECIAL SAFE-HARBOR EXCEPTION FOR CERTAIN PROFIT-SHARING PLANS

         (a) This paragraph shall apply to a Participant in a profit-sharing plan, and to any distribution made on or after the first day of the first Plan Year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary Contributions, as maintained on behalf of a Participant in a money purchase pension plan or Target Benefit Plan, if the following conditions are satisfied:

                  (1) the Participant does not or cannot elect payments in the form of a life annuity, and

                  (2) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

                  The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions.

         (b) These safe-harbor rules shall not be applicable to a Participant in a profit-sharing plan if the Plan is the recipient of a merger of assets from a plan which was subject to the survivor annuity requirements of Code Section 401(a)(11) and Code Section 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit, unless separate accounts or separate accounting was monitored for the assets of the merged plan.

         (c) The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the Participant's waiver of the Qualified Pre-Retirement Survivor Annuity.

         (d) If this paragraph 8.7 is operative, then all other provisions of this Article VIII other than paragraph 8.8 are inoperative.

8.8 TRANSITIONAL JOINT AND SURVIVOR ANNUITY RULES Special transitional rules apply to Participants who were not receiving benefits on August 23, 1984.

         (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior paragraphs of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976 and such Participant had at least 10 Years of Service for vesting purposes when he or she separated from Service.

         (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with paragraph 8.9.

         (c)      The respective opportunities to elect [as described in (a) and
                  (b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants.



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8.9 AUTOMATIC JOINT AND SURVIVOR ANNUITY AND EARLY SURVIVOR ANNUITY Any
Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least 10 years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

         (a) AUTOMATIC JOINT AND SURVIVOR ANNUITY - If benefits in the form of a life annuity become payable to a married Participant who:

                  (1) begins to receive payments under the Plan on or after Normal Retirement Age, or

                  (2) dies on or after Normal Retirement Age while still working for the Employer, or

                  (3) begins to receive payments on or after the Qualified Early Retirement Age, or

                  (4) separates from Service on or after attaining Normal Retirement Age (or the Qualified Early Retirement
                           Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits.

                  Such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election will be in writing and may be changed by the Participant at any time.

         (b) ELECTION OF EARLY SURVIVOR ANNUITY - A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

                  (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or

                  (2) the date on which participation begins, and ends on the date the Participant terminates employment.

8.10 ANNUITY CONTRACTS Any annuity contract distributed under this Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.




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Basic DC Plan Document #01                                      January 13, 1999

                                   ARTICLE IX

                                     VESTING


9.1 EMPLOYEE CONTRIBUTIONS A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Voluntary Contributions, Qualified Voluntary Contributions, Required Contributions, Qualified Non-Elective Contributions, Safe Harbor Contributions, Qualified Matching Contributions, Rollover Contributions, and Transfer Contributions plus the earnings thereon. No forfeiture of Employer related contributions (including any minimum contributions made under paragraph 15.2) will occur solely as a result of an Employee's withdrawal of any Employee contributions.

9.2 EMPLOYER CONTRIBUTIONS A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to Employer contributions in accordance with the table selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement (provided the Participant has not terminated employment prior to death), on retirement due to Disability, or on termination of the Plan.

9.3 COMPUTATION PERIOD The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions shall be determined by the Employer in the Adoption Agreement. In the event a former Participant with no vested interest in his or her Employer contribution account requalifies for participation in the Plan after incurring a Break in Service, such Participant shall be credited for vesting with all pre-break and post-break Service.

9.4 REQUALIFICATION PRIOR TO FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE Subject to Article VI, the account balance of a Participant who is re-employed prior to incurring five consecutive one-year Breaks in Service shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account. The Vested Account Balance of such Participant shall be determined by multiplying the Participant's account balance (adjusted to include any distribution or redeposit made under paragraph 6.3) by such Participant's vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant's vested percentage.

9.5 REQUALIFICATION AFTER FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE Subject to
Article VI, if a Participant was not fully vested prior to termination of employment and is re-employed after incurring five consecutive one-year Breaks in Service, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant's deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Trust. When computing the Participant's vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five consecutive one-year Breaks in Service shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.6 CALCULATING VESTED INTEREST A Participant's vested and nonforfeitable interest shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date concurrent with or preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph 6.3 and not repaid. The Participant's vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant. The Participant's vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Trust up to the Valuation Date preceding or coinciding with payment.



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Basic DC Plan Document #01                                      January 13, 1999

9.7 FORFEITURES Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement. The reallocation or other disposition of a nonvested benefit will occur and be applied as provided in the Adoption Agreement While awaiting reallocation or other disposition, the Plan Administrator or his designate, if applicable, shall have the right to leave the nonvested benefit in the Participant's account or may transfer the nonvested benefit to a forfeiture holding account. Amounts held in a forfeiture suspense account may share in any increase or decrease in fair market value of the assets of the Trust in accordance with Article V of the Plan. Such determination shall be made by the Plan Administrator or his designate, if applicable. For purposes of this paragraph, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance. A Highly Compensated Employee's Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. Benefits with respect to Participants who cannot be located as provided at paragraph 7.15 hereof will be treated in the same manner as a forfeiture.

9.8 AMENDMENT OF VESTING SCHEDULE No amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, during the election period defined herein, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

         (a)      60 days after the amendment is adopted,

         (b)      60 days after the amendment becomes effective, or

         (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Trustee.

If the Trustee notifies the Participants involved, the Plan may be charged for the costs thereof.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code Section 412(c)(8) relating to financial hardships. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment, shall be treated as reducing an accrued benefit.

9.9 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be considered for purposes of determining a Participant's nonforfeitable percentage.

9.10 COMPLIANCE WITH UNIFORMED SERVICE EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994 Notwithstanding any provision of this Plan to the contrary, Years of vesting Service will be credited to Participants with respect to periods of qualified military service as provided in Code Section 414(u).



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Basic DC Plan Document #01                                      January 13, 1999

                                    ARTICLE X

                           LIMITATIONS ON ALLOCATIONS


10.1 PARTICIPATION IN THIS PLAN ONLY If the Participant does not participate in and has never participated in another qualified plan, a Welfare Benefit Fund, individual medical account as defined in Code Section 415(l)(2), or a Simplified Employee Pension Plan maintained by the adopting Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.2 DISPOSITION OF EXCESS ANNUAL ADDITIONS If there is an Excess Amount due to an error in estimating a Participant's Compensation for a Limitation Year under paragraph 10.1 or as a result of the allocation of forfeitures there is an Excess Amount, the excess will be distributed to the affected Participant in the order which follows:

         (a) Any unmatched voluntary Employee contributions (with any gains thereon), to the extent they would reduce the excess, will be returned to the Participant.

         (b) Any unmatched Elective Deferrals (with any gains thereon) to the extent they would reduce the Excess Amount, will be returned to the Participants;

         (c) Any matched voluntary Employee contributions (with any gains thereon), to the extent they would reduce the Excess Amount, will be returned to the Participants. Simultaneously, any Employer matching contributions (with any gains thereon) that relate to these voluntary contributions, to the extent they would reduce the excess, will be treated as follows: if the Participant is covered by the Plan at the end of the Limitation Year, such excess amount in the Participant's Account will be used to reduce Employer contributions for such Participant in the next Limitation Year, and succeeding Limitation Years, as necessary. If the Participant is not covered by the Plan at the end of the Limitation Year, such excess will be held unallocated in a suspense account and used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan;

         (d) Any matched Elective Deferrals (with any gains thereon), to the extent they would reduce the Excess Amount, will be returned to the Participant. Simultaneously, any Employer matching contributions (with any gains thereon) that relate to these Elective Contributions, to the extent they would reduce the excess, will be treated in accordance with the same procedure which is applied to the Employer matching contributions (and gains thereon) under the preceding subparagraph (c).

         (e)      If, after the application of subparagraphs (a), (b), (c) and
                  (d), an excess still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess in the Participant's Account will be used to reduce Employer contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, as necessary;

         (f)      If, after the application of subparagraphs (a), (b), (c), and
                  (d), an excess still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess will be held unallocated in a suspense account and used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan.



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Basic DC Plan Document #01                                      January 13, 1999

10.3 PARTICIPATION IN MULTIPLE DEFINED CONTRIBUTION PLANS The Annual Additions which may be credited to a Participant's account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount. With respect to this Plan, the Maximum Permissible Amount is reduced by the Annual Additions credited to a Participant's account under the other qualified Master or Prototype Defined Contribution Plans, Welfare Benefit Funds, individual medical accounts, as defined in Code Section 415(l)(2), and Simplified Employee Pension Plans maintained by the Employer, which provide an Annual Addition for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans, Welfare Benefit Funds, individual medical accounts and Simplified Employee Pension Plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated under this Plan will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year. If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with this paragraph as though the other plan were a Master or Prototype Plan unless the Employer specifies other limitations in the Adoption Agreement.

10.4 DISPOSITION OF EXCESS ANNUAL ADDITIONS UNDER TWO PLANS If a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year due to an error in estimating a Participant's Compensation for a Limitation Year under paragraph 10.3 or as a result of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Simplified Employee Pension Plan will be deemed to have been allocated first and then Annual Additions to a Welfare Benefit Fund or individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated next regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

         (a)      the total Excess Amount allocated as of such date, times

         (b)      the ratio of:

                  (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, to

                  (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

Any Excess Amount attributed to this Plan will be disposed of in the manner described in paragraph 10.2.

10.5 LIMITATIONS ON BENEFITS For any Limitation Year beginning before January 1, 2000, the sum of a Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0. For any Limitation Year beginning before January 1, 2000 during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code Section 416(h). The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the provisions attached to the Adoption Agreement.



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Basic DC Plan Document #01                                      January 13, 1999

10.6 PARTICIPATION IN THIS PLAN AND A DEFINED BENEFIT PLAN If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan (other than Paired Plan #02001, #02002, #02003, #02004) covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. For any Plan Year during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code
Section 416(h). The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the Adoption Agreement.



                                       53
Basic DC Plan Document #01                                      January 13, 1999

                                   ARTICLE XI

                           ANTIDISCRIMINATION TESTING


11.1 GENERAL TESTING REQUIREMENTS With respect to each Plan Year, an Employer's Plan which offers a Code Section 401(k) cash or deferred arrangement and any contributions made thereunder must satisfy the Average Deferral Percentage Test (ADP Test) and, if applicable, the Average Contribution Percentage Test (ACP
Test). Under each of these tests, the Average Deferral Percentage and Average Contribution Percentage for Highly Compensated Employees may not exceed the Average Deferral Percentage and Average Contribution Percentage for non-Highly Compensated Employees by more than the amount permitted by application of the basic limit or the alternative limit. These limits are described at paragraph
11.2 hereof. If the Average Deferral Percentage or Average Contribution Percentage for Highly Compensated Employees exceeds the basic limit or the alternative limit, the applicable average for Highly Compensated Employees must be reduced to the maximum permitted under the most liberal limit. The reduction in the average is determined in accordance with paragraph 11.3 hereof.

The Employer may elect to make an additional Qualified Non-Elective Contribution
(QNEC) and/or a Qualified Matching Contribution (QMAC) for non-Highly Compensated Employees to increase their Average Deferral Percentage and/or Average Contribution Percentage to the point where the Plan satisfies the ADP and/or the ACP Test. These qualified contributions are described at paragraph
11.4 hereof.

If the Plan can only satisfy the ADP Test and the ACP Test by application of the alternative limit, the Plan must apply the aggregate limit as described at paragraph 11.2 hereof. If the Plan fails to satisfy the aggregate limit, the Employer must either make correcting distributions to affected Highly Compensated Employees or make QNEC and/or QMAC contributions for non-Highly Compensated Employees. The Employer may instead elect to make an additional Qualified Non-Elective contribution (QNEC) and/or Qualified Matching Contribution (QMAC) to increase the Average Deferral Percentage and/or Average Contribution Percentage of non-Highly Compensated Employees to the point where the Plan satisfies the ADP and/or ACP Test. The Employer may allocate correcting distributions and/or qualified contributions between amounts included in the ADP Test or the ACP Test.

11.2 TESTING LIMITATIONS

         (a) PRIOR YEAR TESTING - The Actual Deferral Percentage (hereinafter "ADP") for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

                  (1) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25: or

                  (2) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

                           For the first Plan Year in a Plan which permits a Participant to make Elective Deferrals and is not a successor Plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employees' ADP shall be 3% or the actual ADP if greater, unless the Employer has elected in the Adoption Agreement to use the Plan Year's ADP for these Participants.



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Basic DC Plan Document #01                                      January 13, 1999

         (b) CURRENT YEAR TESTING - If elected by the Employer in the Adoption Agreement, the ADP tests in 1 and 2, above, will be applied by comparing the current Plan Year's ADP for Participants who are Highly Compensated Employees with the current Plan Year's ADP for Participants who are non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance).

11.3 CALCULATION AND DISTRIBUTION OF EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS

         (a) REDUCING THE AVERAGE FOR HIGHLY COMPENSATED EMPLOYEES - The Average Deferral Percentage and/or Average Contribution Percentage for Highly Compensated Employees is reduced to the maximum allowed by the applicable limit at paragraph 11.2. The average is reduced on a step-by-step leveling basis beginning by reducing the Actual Deferral Percentage or the Actual Contribution Percentage for the Highly Compensated Employee with the highest percentage until the average is reduced to the maximum allowed or until the Actual Deferral Percentage or Actual Contribution Percentage for such Highly Compensated Employee is lowered to that of the Highly Compensated Employee with the next highest percentage. This process continues until the Average Deferral Percentage and/or the Average Contribution Percentage is lowered to the maximum allowed for the Plan Year. The excess dollar amount attributable to each affected Highly Compensated Employee is then totaled for purposes of correcting distributions determined at paragraph
                  (b) below.

         (b) CORRECTING DISTRIBUTIONS TO HIGHLY COMPENSATED EMPLOYEES -The total amount to be distributed as determined under paragraph
                  (a) is allocated to Highly Compensated Employees on the basis of the dollar amount included for such Employee in the numerator of the Actual Deferral Percentage or the Actual Contribution Percentage, as applicable. The distribution for each affected Highly Compensated Employee is determined on a leveling basis similar to that described at paragraph (a) except that the process is based on dollars rather than percentages. Excess Contributions are allocated to the Highly Compensated Employees with the largest amount of Employer contributions taken into account in calculating the Average Deferral Percentage or Average Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contribution. After correcting distributions are allocated, it is not necessary to recompute the Highly Compensated Employee averages to determine if they satisfy the ADP Test and/or the ACP Test. Distributions of Excess Contributions and Excess Aggregate Contributions are to be made in accordance with paragraphs 7.12 and 7.13 hereof.

11.4 QUALIFIED NON-ELECTIVE AND/OR MATCHING CONTRIBUTIONS The Employer may make a QNEC or QMAC for any or all non-Highly Compensated Employees to increase the Average Deferral Percentage and/or Average Contribution Percentage to the point where the Plan passes the ADP Test and/or the ACP Test. The following rules apply with respect to such contributions:

         (a) A QNEC or QMAC used in the ADP Test may not also be included in the ACP Test.

         (b) If the Employer elects to test on the basis of current year data, QNECs and/or QMACs must be made and credited to Participant accounts not later than the last day of the 12-consecutive month period following the end of the Plan Year being tested.

         (c) If the Employer elects to test on the basis of prior year data for non-Highly Compensated Employees, QNECs and/or QMACs for such Employees must be contributed not later than the last day of the Plan Year being tested.



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11.5 SPECIAL RULES RELATING TO APPLICATION OF THE ADP TEST A Participant is a
Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

         (a) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

         (b) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Any adjustments to the non-Highly Compensated Employee ADP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.

         (c) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

         (d) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (e) Solely for the first Plan Year to which paragraph 11.1 applies, the Employer can elect in the Adoption Agreement to determine the ADP of the non-Highly Compensated Employees to be the actual ADP determined for the first Plan Year or 3%.

         (f) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

11.6 RECHARACTERIZATION If the Employer allows for Voluntary Contributions in the Adoption Agreement, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

11.7 SPECIAL RULES RELATING TO APPLICATION OF THE ACP TEST Employee contributions and Matching Contributions must meet the nondiscrimination requirements of Code Section 401(a)(4) and the Average Contribution Percentage (hereinafter ACP) test of Code Section 401(m). If Employee contributions (including any



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

Elective Deferrals recharacterized as Voluntary Contributions) or Matching Contributions are made in connection with a cash or deferred arrangement, the ACP is in addition to the ADP under Code Section 401(k). Qualified Matching Contributions and Qualified Non-Elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

         (a) PRIOR YEAR TESTING - The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests

                  (1) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participant's who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                  (2) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

                  For the first Plan Year, if this Plan permits any Participant to make Employee contributions, provides for Matching Contributions or both, and this is not a successor Plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employee's ACP shall be 3% unless the Employer has elected in the Adoption Agreement to use the Plan Year's ACP for these Participants.

         (b) CURRENT YEAR TESTING - If elected by the Employer in the Adoption Agreement, the ACP tests in 1 and 2, above, will be applied by comparing the current Plan Year's ACP for Participants who are Highly Compensated Employees with the current Plan Year's ACP for Participants who are non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance).

         (c) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of Highly Compensated Employee in effect for that Plan Year.

         (d) If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in accordance with paragraph 11.3 so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP and ACP of the Highly Compensated Employee does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

         (e) For purposes of this Article, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly



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

                  Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatory disaggregation under the Regulations issued under Code Section 401(k) apply.

         (f) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the non-Highly Compensated Employee ACP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if the aggregated plans have the same Plan Year and use the same ACP testing method.

         (g) For purposes of determining the Contribution Percentage test, Employee contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

         (h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

         (i) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (j) Solely for the first Plan Year to which paragraph 11.1 applies, the Employer can elect in the Adoption Agreement to determine the ACP of the non-Highly Compensated Employees to be the actual ACP determined for the first Plan Year or 3%.

11.8 GENERAL SAFE-HARBOR RULES Notwithstanding the preceding provisions of this
Article XI, for Plan Years beginning in 1999 and later, an Employer's Plan which offers a Code Section 401(k) cash or deferred arrangement may automatically satisfy the ADP Test and the ACP Test for the Plan Year by satisfying the following Safe-Harbor Contribution and notice requirements as authorized in IRS Notice 98-52.

The Employer may elect in the Adoption Agreement either to make a Safe-Harbor Non-Elective Contribution on behalf of each non-Highly Compensated Employee who is eligible to participate in the Plan equal to at least 3% of the Employee's Compensation, or to make a Safe-Harbor Matching Contribution on behalf of each non-Highly Compensated Employee who is eligible to participate in the Plan and who is making Elective Deferrals. Said Safe-Harbor Matching Contribution shall be made, under the Basic Matching Formula or an Enhanced Matching Formula as described below.

         (a) BASIC MATCHING CONTRIBUTION FORMULA - The Basic Matching formula provides a Matching Contribution on behalf of each eligible non-Highly Compensated Employee who is making Elective Deferrals to the Plan in an amount equal to (1) 100% of the amount of the Employee's Elective Deferrals that do not exceed 3% of the Employee's Compensation and 50% of the amount of the Employee's Elective Deferrals that exceed 3% of the Employee's Compensation but do not exceed 5% of the Employee's Compensation. A Plan satisfying the ADP Safe-Harbor using the Basic Matching Formula automatically satisfies the ACP test with regard to Matching Contributions, if no other Matching Contribution is made under the Plan.



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         (b)      ENHANCED MATCHING FORMULA - The Enhanced Matching Formula
                  provides Matching Contributions on behalf of each eligible non-Highly Compensated Employee who is making Elective Deferrals to the Plan under a formula, that, at any rate of Elective Deferrals, provides an aggregate amount of Matching Contributions at least equal to the aggregate amount of Matching Contributions that would have been provided under the Basic Matching Formula. In no event shall the aggregate amount of Matching Contributions under an Enhanced Matching Formula exceed 6% of an eligible Employee's Compensation. Under the Enhanced Matching Formula, the rate of Matching Contributions may not increase as a Participant's rate of Elective Deferrals increase. A Plan satisfying the ADP Safe-Harbor using the Enhanced Matching Formula under which Matching Contributions made with respect to Elective Deferrals are not made in excess of 6% of the eligible Employee's Compensation automatically satisfies the ACP test with regard to Matching Contributions, if no other Matching Contribution is made under the Plan.

         (c) LIMITATION ON MATCHING CONTRIBUTIONS TO HIGHLY COMPENSATED EMPLOYEES - The Matching Contribution requirement will not be satisfied if, at any rate of Elective Deferrals, the rate of Matching Contributions that would apply with respect to any Highly Compensated Employee who is making Elective Deferrals under the Plan is greater than the rate of Matching Contributions that would apply with respect to any non-Highly Compensated Employee who is making Elective Deferrals to the Plan and who has the same rate of Elective Deferrals.

11.9 REQUIRED RESTRICTIONS ON SAFE-HARBOR CONTRIBUTIONS For the purposes of this section, Safe-Harbor Matching Contributions and Safe-Harbor Non-Elective Contributions are Matching and Non-Elective Contributions respectively, that are
(1) nonforfeitable within the meaning of Treasury Regulation Section 1.401(k)-1(c), (2) are available to all eligible employees, (3) are subject to the withdrawal restrictions of Code Section 401(k)(2)(B) and Treasury Regulation
Section 1.401(k)-1(d), and (4) are used to satisfy the Safe-Harbor Contribution requirements. Pursuant to Code Section 401(k)(2)(B) and Treasury Regulation
Section 1.401(k)-1(d), such contributions (and earnings thereon) must not be distributable earlier than separation from Service, death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing or stock bonus plan, the attainment of age 59 1/2. Pursuant to Code Section 401(k)(2)(B) and Treasury Regulation Section 1.401(k)-1(d)(2)(ii), said contributions shall not be eligible for distribution for reasons of Hardship. A Plan electing to use either of the Safe-Harbor Matching Contribution provisions shall not require that an Employee eligible to receive a Safe-Harbor Non-Elective Contribution or a Matching Contribution be employed on the last day of the Plan Year.

11.10 ACP TEST SAFE-HARBOR The Employer maintaining a Defined Contribution Plan that makes Matching Contributions on Required or Voluntary Employee Contributions may elect in the Adoption Agreement to make a Safe-Harbor Matching Contribution in order to satisfy the ACP Test Safe-Harbor. In order to comply with the ACP Test Safe-Harbor, the following requirements shall be satisfied:

         (a) The Matching Contribution elected in the Adoption Agreement shall not be made with respect to Required or Voluntary Contributions in excess of 6% of the eligible Employee's Compensation.

         (b) The rate of Matching Contribution shall not increase as the rate of Required or Voluntary Contributions or the rate of Elective Deferrals increases.

         (c) At any rate of Required or Voluntary Contributions, the rate of Matching Contributions that would apply with respect to any Highly Compensated Employee who is making such contributions under the Plan may not exceed the rate of Matching Contributions that would apply with respect to any non-Highly Compensated Employee who is making Required or Voluntary Contributions to the Plan and who has the same rate of such contributions.

For Plan Years beginning after December 31, 1999, a discretionary Matching Contribution that exceeds a dollar amount equal to 4% of an eligible Employee's Compensation shall not satisfy the ACP Test Safe-Harbor.

11.11 SAFE-HARBOR NOTICE REQUIREMENT The notice requirement is satisfied if each Employee who has satisfied the Plan's requirements for participation is given written notice of the Employee's rights and obligations under the



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

Plan and the notice provided to the Employee satisfies the content requirement and the timing requirement mandated under IRS Notice 98-52.

         (a) CONTENT OF THE NOTICE - The notice shall be sufficiently accurate and comprehensive to inform the Employee of the Employee's rights and obligations under the Plan and written in a manner calculated to be understood by the average Employee eligible to participate in the Plan. Said notice shall accurately describe: (i) the Safe-Harbor Matching or Non-Elective Contribution Formula elected by the Plan (including a description of the levels of Matching Contributions, if any, available under the Plan); (ii) any other contributions under the Plan (including the potential for discretionary Matching Contributions) and the conditions under which such contributions are made; (iii) the Plan to which the Safe-Harbor Contributions will be made (if different than the Plan containing the cash or deferred arrangement);
                  (iv) the type and amount of Compensation that may be deferred under the Plan; (v) how to make cash or deferred elections, including any administrative requirements that apply to such elections; (vi) the periods available under the Plan for making cash or deferred elections; and (vii) withdrawals and vesting provisions applicable to contributions under the Plan. For a Plan adopting the safe-harbor provisions for a Plan Year that begins before January 1, 2000, a notice will not fail to satisfy the content requirement for that Plan Year merely because the notice does not include all of the items listed above, provided that the notice satisfies a reasonable good faith interpretation of the notice requirements under Code Sections 401(k)(12) and 401(m)(11).

         (b) TIMING OF THE NOTICE - If the notice is provided to eligible Employees within a reasonable period before the beginning of the Plan Year (or in the year an Employee becomes eligible within a reasonable period before the Employee becomes eligible), the Plan shall satisfy the safe-harbor notice requirements. Notwithstanding the foregoing general rule, a notice shall be deemed to be provided in timely manner if said notice is provided to each Employee who is eligible to participate in the Plan for the Plan Year at least 30 days (and no more than 90 days) before the beginning of the Plan Year. If an Employee does not receive the foregoing notice because he or she only becomes eligible to participate in the Plan after the 90th day before the beginning of the Plan Year, the requirement to give said notice will be satisfied if the notice is provided not more than 90 days before the Employee becomes eligible to participate, but in no event later than the date the Employee becomes eligible. The preceding sentence shall apply in the case of any Employee eligible for the first Plan Year in which an Employee becomes eligible under an existing Code Section 401(k) cash or deferred arrangement.

         (c) SPECIAL TRANSITION RULE FOR PLAN YEARS BEGINNING ON OR BEFORE APRIL 1, 1999 - The notice requirement described in this paragraph satisfies the timing requirement for that Plan Year (with respect to an existing Code Section 401(k) Plan or a newly established one) if the notice is given on or before March 1, 1999. In order to satisfy the ADP or ACP Test Safe-Harbor for the Plan Year, a Plan that is using the transition relief provided must still satisfy the otherwise applicable requirements of IRS Notice 98-52 with respect to the entire Plan Year.

11.12 SAFE-HARBOR SHORT PLAN YEARS A Plan will fail to satisfy the ADP Test Safe-Harbor or the ACP Test Safe-Harbor for a Plan Year unless (i) the Plan Year is 12 months in duration or (ii) in the case of the first Plan Year of a newly established Plan (other than a successor plan), the Plan Year is at least 3 months in duration (or any shorter period in the case of a newly established Employer that establishes the Plan as soon as administratively feasible after the Employer came into existence).

11.13 SATISFYING SAFE-HARBOR CONTRIBUTION REQUIREMENTS UNDER ANOTHER DEFINED CONTRIBUTION PLAN

         (a) GENERAL REQUIREMENTS - A Safe-Harbor Matching or Non-Elective Contribution may be made to this Plan or to another Defined Contribution Plan maintained by the Employer that satisfies Code Sections 401(a) or 403(a). The Employer electing this option shall do so by identifying the Plan that makes the Safe-Harbor Contribution in the Adoption Agreement. If the Safe-Harbor Contributions are made to another Defined Contribution Plan, the Safe-Harbor Contribution requirements must be satisfied in the same manner as if the contributions were being made to this Plan. A Safe-Harbor Contribution made to another Defined Contribution Plan shall not satisfy this Safe-Harbor unless each Employee eligible to participate in this Plan is eligible to participate in the other Defined Contribution Plan under the same terms and conditions.


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

         (b) SAME PLAN YEAR REQUIREMENT - In order to satisfy the Safe-Harbor Contribution requirements, this Plan and the other Defined Contribution Plan to which the Safe-Harbor Contribution is to be made must have the same Plan Year.

         (c) TRANSITION RULE FOR THE 1999 PLAN YEAR - For Plan Years of Plans containing a cash or deferred arrangement beginning before January 1, 2000 a contribution used to satisfy the Safe-Harbor Contribution requirements for a cash or deferred arrangement may also be made to another Defined Contribution Plan that does not have the same Plan Year as the Plan maintaining the cash or deferred arrangement. Under this provision, the Safe-Harbor Contribution must be allocated as of a date within the Plan Year of the Plan containing the cash or deferred arrangement and must be made no later than 12 months after the close of that Plan Year. In order for Safe-Harbor Contributions to be made to another Defined Contribution Plan, it is not necessary that the other plan be capable of being aggregated with the plan containing the cash or deferred arrangement for purposes of Code Section 410(b). Notwithstanding Treasury Regulation Section 1.410(b)-7(c)(2) and 54.4975-11(e) a contribution to an employee stock ownership plan (ESOP) may be used to satisfy the Safe-Harbor Contribution requirements for a cash or deferred arrangement that is not part of the ESOP.

11.14 SINGLE USE OF SAFE-HARBOR CONTRIBUTIONS Safe-Harbor Matching or Non-Elective Contributions cannot be used to satisfy the Safe-Harbor Contribution requirements with respect to more than one Plan.



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


                                   ARTICLE XII

                                 ADMINISTRATION


12.1 PLAN ADMINISTRATOR The Employer shall be the named fiduciary and serve as Plan Administrator unless an individual or other entity (excluding the Trustee or Custodian as the case may be, unless they are the Employer sponsoring the
Plan) is named to serve in such capacity. The Plan Administrator may appoint or allocate the duties of the Plan Administrator among several individuals or entities. The Plan Administrator's duties shall include:

         (a) appointing the Plan's attorney, accountant, Recordkeeper, actuary, Trustee, Custodian, investment manager, or any other party needed to administer the Plan,

         (b) directing the appropriate party with respect to payments from the Trust,

         (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures,

         (d) maintaining all necessary records for the administration of the Plan and filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency,

         (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph (a),

         (f) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974,

         (g) construing and resolving any question of Plan interpretation and questions of fact. The Plan Administrator's interpretation of Plan provisions and resolution of questions of facts including eligibility and benefits under the Plan, is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review;

         (h) monitoring the activities of the Trustee and the performance of and making changes when necessary to the portfolio of the Plan,

         (i) obtaining a legal determination of the qualified status of all domestic relations orders and complying with the requirements of the law with regard thereto, and

         (j) ensuring that any and all loans made by the Plan are in compliance with the requirements of the Internal Revenue Code and the regulations issued thereunder, and the regulations issued by the Department of Labor.

12.2 TRUSTEE Unless the Employer retains investment management responsibility or delegates investment management responsibility to an investment manager or to Plan Participants with respect to all or a portion of the Plan's assets, the Trustee shall be responsible for the investment management of the Trust.

         (a) As investment manager, the Trustee shall invest the Trust in accordance with the Plan's investment policy statement and the investment alternatives permitted at paragraph 14.3 hereof. The Trustee shall also perform custodial functions described at paragraph 12.3 hereof for the Trust with respect to Plan assets over which the Trustee has investment management responsibility. The Trustee may also perform custodial functions for the Trust with respect to Plan assets the Trustee does not manage, to the extent agreed to between the Trustee and the Employer, if the Trustee is appointed Custodian for some or all of such assets in accordance with the terms of the Plan. The Trustee may execute any additional documents as required which shall be treated as an addendum to this Basic Plan Document #01. No such agreement may conflict


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

                  with any provision of this Basic Plan Document #01. In addition, any provision of such an agreement which would jeopardize the tax-qualified status of the Plan and Trust shall be null and void. The Trustee's administrative duties shall be limited to those agreed to between the parties. The Employer or his designate shall be responsible for other administrative duties required under the Plan or by applicable law.

         (b) Within 90 days following the close of each Plan Year, or at such other times as may be agreed to between the Employer and the Trustee, and within 90 days following its removal or resignation, the Trustee shall file with the Employer a report of that part of the Trust under the investment management of the Trustee during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such report shall include a statement of receipts and disbursements , the net income, or loss of the Trust, the gains or losses realized by the Trust upon sale or other disposition of the assets, the increase, or decrease, in the value of the Trust, all payments and distributions made from the Trust since the date of its last report and shall contain a schedule of assets listing the fair market value of investments held in the Trust as of the end of the Plan Year or the date of removal or resignation, as applicable. The fair market value of investments for which there is a ready market shall be determined using the most recent price quoted on a national or other recognized securities exchange or over- the-counter market. The fair market value of illiquid investments shall be obtained by a valuation performed by an independent appraiser appointed by the Trustee for this purpose. His determination shall be final. The Employer shall review the Trustee's report and notify the Trustee in the event of its disapproval of the report within 90 days, providing the Trustee with a written description of the items in question. The Trustee shall have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee shall have the right to file its report in a court of competent jurisdiction for audit and adjudication. In the event the Employer fails to file a written objection to the Trustee's report within the 90 day period following receipt of the report, the Employer shall be deemed to have approved the report. In such case, the Trustee shall be released and discharged with respect to all matters contained in the report.

12.3 CUSTODIAN The Custodian shall be responsible for the holding and safekeeping of all or a portion of the Plan's assets. If elected by the Employer, all or any portion of the Plan's assets may be held by one or more Custodian(s), appointed under this Plan. Such separate assets shall be held pursuant to the terms of a separate custodial agreement with such Custodian. The separate custodial agreement shall be treated as an addendum to this Basic Plan Document #01 and, as such, may not conflict with any provision of this Basic Plan Document #01. In addition, any provision of a separate custodial agreement which would jeopardize the tax qualified status of this Plan and Trust shall be null and void. In addition to the holding and safekeeping of Plan assets, the Custodian's duties shall include:

         (a) receiving contributions under the terms of the Plan, but not determining the amount or enforcing the payment thereof,

         (b) making distributions from the Plan in accordance with instructions received from the Plan Administrator or an authorized representative of the Employer,

         (c) keeping accurate records reflecting its administration of the Trust and making such records, statements and reports available to the Employer for review and audit at such times as agreed to between the Custodian and the Employer, and

         (d) employing such agents, attorneys or other professionals as the Employer may deem necessary or advisable in the performance of its duties.

The Custodian's duties shall be limited to those as agreed to between the Employer and the Custodian. The Employer shall be responsible for any other administrative duties required under the Plan or by applicable law.


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12.4 ADMINISTRATIVE FEES AND EXPENSES All reasonable fees, charges and expenses incurred by the Trustee or the Custodian in connection with the administration of the Trust and all reasonable fees, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including such reasonable compensation to the Trustee/Custodian and the Plan Administrator as may be agreed upon from time to time between the Employer, the Trustee/Custodian or the Employer and Plan Administrator) and fees for legal services rendered to the Trustee/Custodian or Plan Administrator shall be paid from the Plan unless:

         (a) The payment of such expense would constitute a "prohibited transaction" within the meaning of ERISA Section 406 or Code
                  Section 4975.

         (b) The Employer actually pays such expenses directly. Any and all reasonable additional administrative expenses incurred to effect investment directives made by the Participants and by each Designated Beneficiary under this Plan shall be paid by the Trust and as determined by the Employer shall either be charged (in accordance with such reasonable nondiscriminatory rules as the Employer deems appropriate under the circumstances) to the account of the individual issuing such directive, or treated as a general expense of the Trust. Notwithstanding the foregoing, nothing in this section shall prevent the Employer from paying such administrative expenses directly.

         (c) All transaction related expenses incurred to effect a specific investment for a Participant directed account (such as brokerage commissions and other transaction related expenses), shall, as determined by the Employer, either be paid from or otherwise be charged directly to the account of the Participant providing such direction or treated as a general expense of the Trust.

         (d) If there are insufficient liquid assets of the Trust to cover the fees of the Trustee or the Employer then assets of the Trust shall be liquidated to the extent necessary to cover fees.

         (e) Notwithstanding the foregoing, no compensation other than reimbursement for expenses incurred shall be paid to a Plan Administrator who is the Employer or Employee of the Employer.

         (f) In the event any part of the Plan becomes subject to tax, all taxes incurred will be paid from the Plan at the direction of the Plan Administrator.

12.5 LIMITATION ON LIABILITY AND INDEMNIFICATION

         (a) The Trustee shall have the authority and discretion to manage and govern the Plan to the extent provided in this instrument, but does not guarantee the Plan in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust to meet and discharge all or any liabilities of the Plan.

         (b) The Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Trust, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined such loss or damage is attributable to the Trustee/Custodian's breach of its duties hereunder or under ERISA.

         (c) An institution acting as a nondiscretionary Trustee shall have no discretion or investment management responsibility and shall only be responsible to perform the functions described at paragraph 12.3 hereof. The Custodian or Trustee (whether nondiscretionary or discretionary) has no responsibility with respect to Plan investments and does not guarantee the adequacy of the Trust to meet and discharge any or all liabilities associated with the Plan.

         (d) The Employer warrants that all directions issued to the Trustee or Custodian by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.



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         (e)      Neither the Trustee nor the Custodian shall be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document in the belief that the same is genuine. All directions by the Employer, Participant, the Plan Administrator or an investment manager shall be in writing, shall be given orally and promptly confirmed in writing in accordance with reasonable procedures developed with the Trustee/Custodian or shall be made pursuant to pre-approved communication procedures to which the Employer, Participant or Plan Administrator or an investment manager has consented to in writing. The Employer shall deliver to the Trustee and Custodian written notification identifying the individual or individuals authorized to act for the Plan and shall deliver specimens of their signatures to the Trustee/Custodian.

         (f) The duties and obligations of the Trustee and the Custodian shall be limited to those expressly imposed by this instrument or subsequently agreed upon by the parties in writing. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee or the Custodian, shall rest solely with the Employer.

         (g) The Trustee and the Custodian shall be indemnified and saved harmless by the Employer from and against any and all liabilities to which the Trustee or the Custodian may be subjected, including all expenses reasonably incurred in its defense, except any liability judicially determined to result directly from the Trustee's or Custodian's negligence for any action or failure to act resulting from compliance with the instructions of the Employer, Plan Participants, investment manager, the Employees or agents of the Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustee, Custodian or fiduciary under the Plan.

         (h) Neither the Trustee nor the Custodian shall be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Trust to meet and discharge any and all liabilities under the Plan.

         (i) The Employer shall indemnify the Trustee/Custodian against, and agrees to hold the Trustee/Custodian harmless from, all liabilities and claims including attorney's fees and expenses in defending against such liabilities and claims against the Trustee/Custodian, arising from the Trustee's performance of its duties under this Article unless such liability or claim results from the gross negligence, willful misconduct, or failure to satisfy the standard of conduct found paragraph
                  14.1 herein of the Trustee/Custodian, or where the Trustee/Custodian is found to have breached its duties under the Article, or Part 4 of Title I of ERISA by a final judgment of a court of competent jurisdiction. The Employer also shall indemnify the Trustee/Custodian against and agrees to hold the Trustee/Custodian harmless from all liabilities and claims against the Trustee/Custodian including attorney's fees and other expenses in defending against such liabilities or claims, arising from any actions or breach or responsibility by any party other than the Trustee/Custodian, including without limitation by specification any acts of a prior Trustee or of another Trustee or Custodian appointed by the Employer.

                  Anything in the prior paragraph to the contrary notwithstanding, the Employer expressly agrees to indemnify the Trustee/Custodian against any liability or claim (including attorney's fees and expenses in defending against such liabilities or claims) arising as a result of any act taken or failure to act, in accordance with the directions from the Employer, Plan Administrator, investment manager, Participant, or by a designee specified by the Employer, directly or transmitted by a designated service provider to the Plan and without limitation by specification.

         (j) The Trustee/Custodian will take all reasonable steps to assure the security of any data received from the Employer in connection with services provided to the Plan. The Employer will be responsible for retaining duplicate copies of any such data or materials it forwards to the Trustee/Custodian and for taking all other reasonable and necessary precautions in event such data or materials are lost or destroyed, regardless of cause, or in the event reprocessing is needed for any reason. The Trustee/Custodian will maintain records in connection with the performance of


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                  services hereunder for the applicable period as required by law, or if no period is required, for such period as is reasonable under the law.

         (k) The Trustee/Custodian shall not be responsible for damages, defaults or delays in performance caused by acts of God, governmental authority, fire, telephone system outages and similar occurrences, as long as the Trustee/Custodian is diligently attempting to correct the cause of the default or delay.

         (l) No waiver of any breach of this Article shall constitute a waiver of any other breach, whether of the same or any other covenant, term or condition. The subsequent performance of any of the terms, covenants and conditions of this Agreement shall not constitute a waiver of any preceding breach, nor shall any delay or omission of any party's exercise of any rights arising from any default effect or impair the party's rights as to the same or future default.

         (m) The Trustee/Custodian shall not be responsible in any way for any actions taken, or failure to act by a prior Trustee/Custodian under a prior document. The Employer shall indemnify and hold harmless the Trustee/Custodian for such prior Trustee/Custodian acts or inaction for any periods applicable, including periods for which the Trustee/Custodian must restate the Plan retroactively to comply with any tax law or regulations thereunder.

         (n) A fiduciary with respect to the Plan shall not be liable for a breach of fiduciary responsibility of another fiduciary with respect to the Plan except to the extent that:

                  (1) it participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

                  (2) by its failure to comply with Section 404(a)(1) of the Employee Retirement Income Security Act of 1974 in the administration of its specific responsibilities which give rise to its status as a fiduciary, it has enabled such other fiduciary to commit a breach; or

                  (3) it has knowledge of a breach by such other fiduciary, unless it makes reasonable efforts under the circumstances to remedy the breach.

         (o) If the assets of the Plan are held by two or more Trustees, each Trustee will use reasonable care to prevent a co-Trustee from committing a breach of duty under the Employee Retirement Income Security Act of 1974, as amended, and they shall jointly manage and control the assets of the Plan; provided, however, that such co-Trustee shall be authorized to allocate specific responsibilities, obligations or duties among the co-Trustees pursuant to a written agreement. If co-Trustees do enter into such an agreement, then a Trustee to whom certain responsibilities, obligations or duties have not been allocated shall not be liable either individually or as Trustee for any loss resulting to the Plan arising from the acts or omissions on the part of another Trustee to which such responsibilities, obligations or duties have been allocated.

12.6 PROVISIONS RELATING TO INDIVIDUAL TRUSTEES

         (a) Notwithstanding any other provisions of the document to the contrary, the provisions of this paragraph shall apply if one or more individuals are named as Trustee(s) in the Adoption Agreement and shall not apply to any institutional Trustee named in the Adoption Agreement.

         (b) If there shall be more than one Trustee, they shall act by a majority of their number, unless they unanimously decide that one or more of them may act on the matter or category of matters involved without the approval of the others and they may authorize one or more of them to sign documents on their behalf.



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         (c)      Any person may rely, without having to make further inquiry, upon instructions appearing to be genuine instructions from any individual serving as Trustee as being the will, intent and action of all individuals so serving if no allocation of duties has been made.

         (d) The Trustee shall be paid such reasonable compensation for services as shall from time to time be agreed upon in writing by the Employer and the Trustee, provided that an individual serving as Trustee who already receives full-time Compensation from the Employer shall not receive compensation for serving as such from the Plan.

12.7 PERSONS SERVING AS PLAN ADMINISTRATOR If the Employer is no longer in existence, and the Plan does not specify the person to take an action or otherwise serve in the place of the Employer, in connection with the operation of the Plan, the Plan Administrator shall so act or serve, but if there is no person serving as Plan Administrator, the Employer shall then be the Plan Administrator or designate a successor Plan Administrator. If the Employer has died if a sole proprietorship, dissolved if a corporation, or terminated if a partnership, a successor shall be designated in writing by a majority of the Participants for whom accounts not yet fully distributed are then in the Plan. A majority of the legally competent Designated Beneficiaries of a deceased Participant then entitled to receive benefits may exercise the deceased Participant's rights to participate in that designation and shall be considered for that purpose to be one Participant, in the Participant's place.



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                                  ARTICLE XIII

                          TRUST FUND/CUSTODIAL ACCOUNT


13.1 THE TRUST The Trust shall consist of all money and property received under
Article III and Article IV of the Plan and Trust/Custodial Account document increased by any income on or increment in such assets and decreased by any investment loss, expense, benefit payment, withdrawal or other distribution. The Trustee shall hold the Trust, without distinction between principal and income. The Trust shall be administered in accordance with the provisions of this document.

13.2 CONTROL OF PLAN ASSETS The assets of the Trust or evidence of ownership shall be held by the Trustee and/or the Custodian under the terms of the Plan and Trust/Custodial Account. If the assets represent amounts transferred from another Trustee or Custodian under a former plan, the Trustee and/or Custodian named hereunder shall not be responsible for any actions of the prior fiduciary including the propriety of any investment decision made by the prior Trustee/Custodian under any prior plan. Such review shall be the responsibility of the Employer.

13.3 EXCLUSIVE BENEFIT RULES No part of the Trust shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the beneficiary or beneficiaries of deceased Participants having a vested interest in the Plan at death.

13.4 ASSIGNMENT AND ALIENATION OF BENEFITS Except as provided in paragraphs 13.5 or 14.5, no right or claim to, or interest in, any part of the Plan, or any payment from the Plan, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. The Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan's attorney and Plan Administrator deem to be qualified.

13.5 DETERMINATION OF QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) A domestic relations order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order ("QDRO"):

         (a) The name, social security number and last known mailing address (if any) of the Participant and of each alternate payee covered by the QDRO. However, if the QDRO does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the QDRO will still be valid.

         (b) The dollar amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.

         (c)      The number of payments or period for which the order applies.

         (d) The specific Plan (by name) to which the domestic relations order applies.

The domestic relations order shall not be deemed a QDRO if it requires the Plan to provide:

         (e) any type or form of benefit, or any option not already provided for in the Plan;

         (f) increased benefits, or benefits in excess of the Participant's vested rights;

         (g) payment of a benefit earlier than allowed by the Plan's earliest retirement provisions or, in the case of a profit-sharing plan, prior to the first date on which an in-service withdrawal is allowed; or



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

         (h) payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of a domestic relations order ("Order") which may or may not be "qualified", the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and include a copy of this paragraph. The Plan Administrator shall establish written procedures to establish the qualified status of a domestic relations order, which may include forwarding the Order to the Plan's legal counsel for an opinion as to whether or not the Order is in fact "qualified" as defined in Code Section 414(p). Within a reasonable time after receipt of the Order, not to exceed 60 days, the Plan's legal counsel shall make a determination as to its "qualified" status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the "qualified" status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order. If a determination as to the qualified status of the Order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus earnings, if any, which may have accrued during a dispute as to the Order's qualification.

The QDRO retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. This will only allow payouts to alternate payee(s) and not the Participant.



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

                                   ARTICLE XIV

                                   INVESTMENTS


14.1 FIDUCIARY STANDARDS The Trustee shall invest and reinvest principal and income of the Trust in accordance with the funding policy and investment objectives established by the Employer, provided that:

         (a) such investments are prudent under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder,

         (b) such investments are sufficiently diversified to minimize the risk of large losses,

         (c) such investments are made in accordance with the provisions of this Plan and Trust/Custodial Account document, and

         (d) such investments are made with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

14.2 FUNDING ARRANGEMENT The Employer shall, in the Adoption Agreement, appoint a Trustee who may be the Sponsor (or an affiliate) of this document or an individual(s) to serve as Trustee of the Plan. The Employer shall also have the right, but no requirement, to appoint a Custodian to have custody of the Trust Fund. Such appointment shall be made in the Adoption Agreement. The Employer may execute a separate trust or custodial agreement outlining the Trustee's or Custodian's duties and responsibilities which shall be incorporated and made part of this Plan and Trust/Custodial Account document. Such ancillary agreement may not conflict with any provision of this Trust/ Custodial Account document. Any provision which would jeopardize the tax-qualified status of this Plan and Trust/Custodial Account shall be null and void. If the Sponsor is not named Trustee, the Sponsor will serve as Custodian under the Plan as provided at paragraph 14.4 herein. The Trustee shall invest the Trust in any of the investment alternatives under paragraph 14.3. If a Custodian is appointed, the Trust shall be invested in accordance with paragraph 14.4.

14.3 INVESTMENT ALTERNATIVES OF THE TRUSTEE The Trustee shall implement an investment program based on the Employer's investment policy statement, investment objectives and the Employee Retirement Income Security Act of 1974, as amended. In addition to powers given by law, the Trustee may:

         (a) invest the Trust in any form of property, including common and preferred stocks, exchange-traded covered put and call options, bonds, money market instruments, mutual funds (including funds for which the Sponsor, Trustee or its affiliates receive Compensation for providing investment advisory, custody, transfer agency or other services), savings accounts, certificates of deposit, securities issued by the U.S. government or by governmental agencies, insurance policies and contracts, or in any other property, real or personal, having a ready market, including securities issued by the Trustee and/or affiliates of the Trustee as permitted by law. The Trustee may invest in time deposits (including, if applicable, its own or those of affiliates) which bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible;

         (b) invest any assets of the Trust in a group or collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code
                  Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee, affiliate(s) of the Trustee, the Custodian or investment manager. Such commingling of assets of the Trust with assets of other qualified trusts is




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                  specifically authorized, and to the extent of the investment of the Trust in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein. The Employer expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation from such collective fund for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;

         (c) invest up to 100% of the Trust in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of the Employee Retirement Income Security Act of 1974, as amended, and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon written direction of the Employer who shall be solely responsible for the propriety of such investment. Additional directives regarding the purchase, sale, retention or valuing of such securities may be addressed in an investment management or trust agreement which may be an attachment to this document. If there are any conflicts between this document and the above referenced agreements, this document shall govern;

         (d) hold cash uninvested and deposit same with any banking or savings institution, including its own banking department or banking department of an affiliate;

         (e) join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it or its affiliates are interested as Trustee, upon such terms as it deems advisable;

         (f)      hold investments in nominee or bearer form;

         (g) exercise all ownership rights including the voting of proxies and the exercise of tender offers but only with respect to assets over which the Trustee has investment management responsibility and specifically excluding any securities described in 14.3(c); and

         (h) to apply for and procure from an insurance company as an investment of the Trust such annuity, or other contracts on the life of any Participant as the Plan Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other contracts; to collect, receive, and settle for the proceeds of all such annuity, or other contracts as and when entitled to do so under the provisions thereof.

         (i) With respect to the voting of, or in the event of any tender or other offer with respect to shares of Employer securities held in the Trust, the Trustee/Custodian shall follow the direction of each Participant with respect to the shares allocated to the account of each Participant. With respect to shares which are not allocated or for which no Participant direction has been received ("non-directed shares"):

                  (1) As to the voting of "non-directed shares" on an item determined by the Trustee/Custodian to be an extraordinary item, or with respect to a tender offer, the "non-directed shares" shall be voted or tendered as determined by an investment manager, or independent fiduciary selected for this purpose by the Employer or if such selection is not timely made, by the Trustee.

                  (2) With respect to the voting of "non-directed shares" on any item not an extraordinary item, the Trustee/Custodian shall vote these shares in the same proportion as shares for which direction was received.



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                  (3)      The Employer shall be responsible for preparing and
                           distributing all required prospectuses for Employer securities and making such materials available to Plan Participants.

14.4 INVESTMENT ALTERNATIVES OF THE CUSTODIAN

         (a) The Custodian shall hold any and all assets received from the Trustee or its agents. If the Custodian holds title to Plan assets and such ownership requires action on the part of the registered owner, such action will be taken by the Custodian only upon receipt of specific instructions from the Trustee or its designated agents. Proxies shall be voted by or pursuant to the express direction of the Trustee or authorized agent of the Trustee. As Custodian, the Sponsor shall not give any investment advice, including any opinion on the prudence of directed investments. The Employer and Trustee and the agents thereof assume all responsibility for adherence to fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         (b) Where the Sponsor serves as Custodian, the Trust shall only be invested in investment alternatives the Custodian makes available in the ordinary course of business. The investment alternatives may be limited by the Custodian under applicable Federal or state laws, including but not limited to savings accounts, savings certificates or in other savings instruments offered by the Sponsor or its affiliates. Such investments shall be made at the direction of the Employer or Trustee(s) and the Custodian shall have no responsibility for the propriety of such investments.

14.5 PARTICIPANT LOANS If permitted by the Employer in the Adoption Agreement, a Plan Participant and Beneficiaries may make application to the Employer requesting a loan from the Trust. The Employer shall have the sole right to approve or deny a Participant's application provided that loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. Any loan granted under the Plan shall be made in accordance with the terms of a loan policy adopted by the Employer and shall be subject to the following rules to the extent such rules are not inconsistent with such loan policy:

         (a) No loan, when aggregated with any outstanding Participant loan(s), shall exceed the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of all loans on any day during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made or (ii) one-half of the fair market value of a Participant's Vested Account Balance consisting of Employer contributions, Voluntary Contributions, and Rollover Contributions. If the Participant's Vested Account Balance is $20,000 or less, the maximum loan shall not exceed the lesser of $10,000 or 100% of the Participant's Vested Account Balance. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

         (b) All applications must be in accordance with procedures adopted by the Employer.

         (c) Any loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Employer sets forth a different method for determining loan interest rates in its loan procedures. The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less frequently than quarterly.

         (d) The term of such loan shall not exceed five years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home which is used or is to be used within a reasonable time as the principal residence of the Participant. The term of such loan shall



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                  be determined by the Employer considering the maturity dates quoted by representative commercial banks in the local area for a similar loan.

         (e) The principal and interest paid by a Participant on his or her loan shall be credited to the Trust in the same manner as for any other Plan investment. If elected in the Adoption Agreement, loans may be treated as segregated investments of the individual Participants. This provision is not available if its election will result in discrimination in operation of the Plan.

         (f) If a Participant's loan request is approved by the Employer, it shall be evidenced by a note, loan agreement, and assignment of 50% of his or her interest in the Trust as collateral for the loan. The Participant, except in the case of a profit-sharing plan satisfying the requirements of paragraph 8.7 must obtain the consent of his or her Spouse, if any, within the 90-day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the loan amount. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall subsequently be binding with respect to the consenting Spouse or any subsequent Spouse.

         (g) If a valid Spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

         (h) The Plan Administrator may require additional collateral in order to adequately secure the loan.

         (i) Any loan made hereunder shall be subject to the provisions of a loan agreement, promissory note, security agreement, payroll withholding authorization and, if applicable, financial disclosure. Such documentation may contain additional loan terms and conditions not specifically itemized in this section provided that such terms and conditions do not conflict with this section. Such additional terms and conditions may include, but are not limited to, procedures regarding default, a grace period for missed payments and acceleration of a loan's maturity date on specific events such as termination of employment.

         (j) No loans will be made to Owner-Employees or Shareholder Employees, unless the Employer obtains a prohibited transaction exemption from the Department of Labor.

         (k) If the Plan permits loans to Participants, the Trustee may appoint the Employer as its agent, and if the Employer accepts such appointment, agrees to hold all notes and other evidence of any loans to Participants. The Employer shall hold such notes and evidence under such conditions of safekeeping as is prudent as required by ERISA. The Trustee may account for all loans in the aggregate so that all Participant loans will be shown collectively as a single asset of the Plan.

         (l) Unless elected otherwise in the Adoption Agreement, loan payments will be suspended under this Plan as permitted under Code Section 414(u).

14.6 INSURANCE POLICIES If agreed upon by the Trustee and permitted by the Employer in the Adoption Agreement, Employees may elect the purchase of life insurance policies under the Plan. If elected, the maximum annual premium for a whole life policy shall be less than 50% of the aggregate Employer contributions allocated to the account of a Participant. For profit-sharing plans, the 50% test need only be applied against Employer contributions allocated in the last two years. Whole life policies are policies with both fixed death benefits and fixed premiums. The maximum annual premium for term contracts or universal life policies and all other policies



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

which are not whole life shall not exceed 25% of aggregate Employer contributions allocated to the profit-sharing account of a Participant in the last two years. The 25% test need only be applied against Employer contributions allocated in the last two years. The maximum annual premiums for a Participant with both a whole life and a term contract or universal life policies shall be limited to one-half of the whole life premium plus the term premium, but shall not exceed 25% of the aggregate Employer contributions allocated to the account of a Participant, subject to the two year rule for profit-sharing plans. Any policies purchased under this Plan shall be held subject to the following rules:

         (a) The Trustee shall be applicant and owner and named beneficiary of any policies issued hereunder.

         (b) All policies or contracts purchased hereunder, shall be endorsed as nontransferable, and must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay all proceeds of the contracts to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds.

         (c) The Employer/Plan Administrator shall select the insurance company and the policy. The Employer/Plan Administrator will direct the Trustee as to the purchase of the insurance contract. Such direction shall include but not be limited to the term, price and the insurance company from which the policy should be purchased.

         (d) The Trustee must be the named beneficiary on any policy to receive the proceeds of the contract after settlement is received by the Trustee. Such designation shall remain in force, until revoked by the Participant, by filing a new beneficiary form with the Trustee. A Participant's Spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with paragraph 8.4. The beneficiary of a deceased Participant shall receive, in addition to the proceeds of the Participant's policy or policies, the amount credited to such Participant's investment account.

         (e) A Participant who is uninsurable or insurable at substandard rates, may elect to receive a reduced amount of insurance, if available, or may waive the purchase of any insurance.

         (f) All dividends or other returns received on any policy purchased shall be applied to reduce the next premium due on such policy, or if no further premium is due, such amount shall be credited to the Trust as part of the account of the Participant for whom the policy is held.

         (g) If Employer contributions are inadequate to pay all premiums on all insurance policies, the Trustee may, at the option of the Employer, utilize other amounts remaining in each Participant's account to pay the premiums on his or her respective policy or policies, allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies on a prorated basis, provided that the borrowing does not discriminate in favor of the policies on the lives of Highly Compensated Employees.

         (h) On retirement or termination of employment of a Participant, termination of the Plan, or the contract would but for the sale, be surrendered by the Plan, the Employer shall direct the Trustee to surrender the Participant's policy and credit the proceeds to his or her account for distribution under the terms of the Plan. However, before so doing, the Trustee shall first offer to transfer ownership of the policy to the Participant. Prior to such transfer, the Participant may elect to make payment to the Trust of the cash value of the policy. Such payment shall be credited to the Participant's account for distribution under the terms of the Plan. All distributions resulting from the application of this paragraph shall be subject to the Joint and Survivor Annuity Rules of
                  Article VIII, if applicable.

         (i) The Employer shall be solely responsible to ensure the insurance provisions are administered properly and that if there is any conflict between the provisions of this Plan and any insurance contracts issued, the terms of this Plan will control.



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         (j)      Notwithstanding the above, in profit-sharing plans, the
                  limitations imposed herein with respect to the purchase of life insurance shall not apply to any Participant who has participated in this Plan for five (5) or more years or to the portion of a Participant's Vested Account Balance, that would be eligible for withdrawal under paragraph 6.8 whether or not in-service withdrawals are actually allowed under this Plan, that has accumulated for at least two (2) Plan Years. In addition, under such Plans, a Participant may, subject to the limitations set forth in this subsection, elect to have keyman life insurance purchased on the life of any Participant who is considered essential to the success of the Employer's business. In such case, the proceeds of such a life insurance contract in excess of such contract's cash value as of the date of death of such insured shall be paid to the beneficiaries named with respect to such contract. Death benefits, including those in the previous sentence, payable from a life insurance contract shall be paid in accordance with paragraph 8.7, if this Plan meets the safe-harbor provisions in that paragraph, or in accordance with paragraph
                  8.2 or 8.3, whichever may be applicable. The cash value of the contract shall be added to the Participant's Vested Account Balance.

14.7 ALLOCATION OF INVESTMENT RESPONSIBILITY

         (a) In the Adoption Agreement, the Employer shall elect to direct Plan investments or to allocate investment management authority to the Trustee, an independent investment manager under ERISA, or to Participants. The Employer is the named fiduciary for investment purposes if the Employer directs investments pursuant to this paragraph. If an investment manager is named, such entity or individual must be registered as an investment manager under the Investment Advisors Act of 1940 or under applicable state law, be a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform investment management services. An investment manager shall acknowledge in writing its appointment and fiduciary status hereunder and shall agree to comply with all applicable provisions of this Plan and Trust/Custodial Account. A copy of the investment management agreement (and any modifications or termination thereof) must be given to the Trustee or Custodian. Written notice of each appointment of an investment manager shall be given to the Trustee/Custodian in advance of the effective date of the appointment. Such notice shall specify what portion of the Trust will be subject to the investment manager's discretion.

         (b) The Employer may also enter into any other ancillary agreement with the Sponsor, Trustee, Custodian or investment manager as may be necessary to clarify each of those party's duties and responsibilities. Such agreement shall pertain to Plan assets held by the separate Trustee and shall be incorporated and made part of this Plan and Trust/Custodial Account document. In such event, the Trustee and the ancillary Trustee shall have no liability with respect to assets held by the other as permitted by Section 405(b)(1)(B) of ERISA. Such ancillary agreement may not conflict with any investment or other provision contained herein. Any language which is in conflict with the provisions of this Trust/Custodial Account or which would jeopardize the tax qualified status of this Plan and Trust/Custodial Account shall be null and void. The Employer may allocate investment management responsibility to more than one party. In such event, each of the investment managers shall only be responsible for that part of the Trust Fund which is under their investment management.

         (c) The Employer shall advise the Trustee in writing regarding the retention of investment powers. The appointment of an investment manager will be given in accordance with paragraph 12.5(e) herein, or the delegation of investment powers to the Trustee. The Employer is a named fiduciary for investment management purposes if the Employer directs investments pursuant to this paragraph. Any investment directive under this Plan shall be made in writing or such other form as agreed to by the Employer, Trustee and investment manager. In the absence of such directive, cash shall be automatically invested in such investment or investments as the Employer or other fiduciary shall select from the investments the Trustee/Custodian makes available for that purpose unless and until the person or persons responsible for giving directions directs otherwise. Such automatic investment shall be made at regular intervals and pursuant to procedures provided by the Trustee/Custodian (which procedures may without limitation, provide for more frequent



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

                  intervals only if uninvested balances exceed a stated amount). Absent a contrary direction in accordance with the preceding provisions of this paragraph 14.7(c), such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing. The Trustee shall not be responsible for the propriety of any directed investment made and shall not be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder. If the Employer fails to designate an investment manager, the Trustee shall have full investment management authority. If the Employer does not issue investment directions with regard to specific assets held in the Trust, the Trustee shall have authority to invest those assets in the Trust in its sole discretion. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:

                  (1) borrow from the Plan or pledge any of the assets of the Plan as security for a loan,

                  (2) buy property or assets from or sell property or assets to the Plan,

                  (3)      charge any fee for services rendered to the Plan, or

                  (4) receive any services from the Plan on a preferential basis.

14.8 PROHIBITED TRANSACTIONS The Trustee, Custodian, Employer, investment manager or Participant shall not knowingly enter into any transaction, engage in any activity, or direct the purchase or acquisition of any investment with respect to the Plan which would constitute a prohibited transaction under ERISA or the Internal Revenue Code. The Trustee or Custodian shall not receive investment advisory or other fees from a registered investment company (a mutual fund) which duplicates other investment management fees charged by the Trustee for investment management services. Such fees may be received by the Trustee where there is no duplication of fees and the Trustee provides complete disclosure to the Employer as an independent fiduciary under the Plan. The Trustee or Custodian shall be permitted to receive fees from a regulated investment company (a mutual fund) if the Trustee or Custodian has made a good faith determination that the receipt of such fees is not a prohibited transaction pursuant to any guidance issued by the Department of Labor from time to time. A nondiscretionary Trustee is permitted to accept fees from a registered investment company for services provided in connection with the administration (other than fees received as investment advisor) or distribution of mutual fund shares. The receipt of such fees is subject to full disclosure to the Employer as an independent fiduciary. A nondiscretionary Trustee is one who has no investment management responsibility or discretion over any part of the Trust. The Custodian may accept such fees, as it never has discretion or investment management responsibility over any part of the Trust.

14.9 PARTICIPANT INVESTMENT DIRECTION If elected by the Employer in the Adoption Agreement, Participants shall be given the option to direct the investment of such part of their account balances as specified in the Adoption Agreement. The investment vehicles available from time to time shall be selected by the Employer or the Employer's designated fiduciary, independent of the Trustee, who shall be responsible for reviewing the performance of such investments. The following administrative procedures shall apply to the administration of specific investment vehicles selected by the Employer:

         (a) The program shall be administered by the Plan Administrator or other party appointed by the Employer.

         (b) At the time an Employee becomes eligible for the Plan, he or she shall complete an investment designation stating the percentage of his or her contributions to be invested in the available alternatives.

         (c) A Participant may change his or her election with respect to future contributions by notifying the Employer, Trustee or other service provider, as they shall mutually agree, in accordance with the procedures established by the Plan Administrator.

         (d) A Participant may elect to transfer all or part of his or her balance from one investment alternative to another by notifying the Employer in accordance with the procedures established by the Plan Administrator.



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         (e)      The Employer or other service provider to the Plan, when
                  transmitting contributions shall be responsible for providing the Trustee with investment directives setting forth the necessary information so that the Trustee can purchase the proper amount of each investment alternative available under the Plan.

         (f) Except as otherwise provided in the Plan, neither the Trustee, nor the Employer, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant. All fiduciaries of the Plan shall be relieved of their fiduciary liability with respect to the Participant directing his or her investments pursuant to ERISA Section 404(c) if elected by the Employer on the Adoption Agreement.

         (g) The Employer may, in a uniform and nondiscriminatory manner limit the available investments in the Plan. The Employer shall specify that Participants are permitted to direct investments in accordance with the alternatives specified at paragraph 14.3 hereof or may restrict investments to specific investment alternatives selected by the Employer (including but not limited to, certain mutual funds, investment contracts, collective funds or deposit accounts). If investments outside the alternatives selected by the Employer are permitted, Participants may not direct that investments be made in collectibles, other than U.S. Government or state issued gold and silver coins. The Employer may permit, in a uniform and nondiscriminatory manner, a beneficiary of a deceased Participant or alternate payee under a Qualified Domestic Relations Order [as defined in Code Section 414(p)] to individually direct their account in accordance with this section.

         (h) Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. The Employer, Plan Administrator, Trustee and/or Custodian cannot provide any guarantee that investment directions will be processed on a daily basis (if a daily valuation Plan), or provide a guarantee in any respect as to the processing time of an investment direction. The Employer, Plan Administrator, Trustee and/or Custodian reserves the right not to value an investment alternative or a Participant's account on any given Valuation Date for any reason deemed appropriate by the Employer or Plan Administrator. The Employer, Plan Administrator and Trustee and/or Custodian further reserves the right to delay the processing of any investment transaction for any legitimate business reason (including but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, to correct its errors or omissions or the errors or omissions of any service provider).



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                                   ARTICLE XV

                              TOP-HEAVY PROVISIONS


15.1 APPLICABILITY OF RULES If the Plan is or becomes Top-Heavy in any Plan Year beginning after 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

15.2 MINIMUM CONTRIBUTION Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant (without regard to any Social Security contribution) under this Plan and any other Defined Contribution Plan of the Employer shall be determined as follows:

         (a) When the Employer maintains one Plan or a combination of Paired or non-paired Defined Contribution Plans and no Defined Benefit Plans which are Top-Heavy or Super Top-Heavy, the Employer will contribute the lesser of 3% of such Participant's Compensation or the largest percentage of the Employer contributions and forfeitures, as a percentage of the Key Employee's Compensation, up to a maximum permitted under Code Section 401(a)(17), as indexed, allocated on behalf of any Key Employee for that year.

         (b) Minimum Top-Heavy Contributions for Paired Defined Contribution and Defined Benefit Plans where the Plans are not Super Top-Heavy:

                  (1) If an Employee participates in Paired Defined Contribution Plan #01001, #01002, #01005, #01006,
                           #01011, #01013 or #01015 and also participates in Paired Defined Benefit Plan #02001or #02002, the Employer shall provide a minimum non-integrated benefit of 3% of the highest year average Compensation for each non-Key Employee who participates in such Defined Benefit Plan, not to exceed a cumulative accrued benefit of 30%.

                  (2) If an Employee participates in Paired Defined Contribution Plan #01001, #01002, #01005, #01006,
                           #01011, #01013 or #01015, but does not participate in Paired Defined Benefit Plan #02001 or #02002, the Employer shall make a minimum non-integrated allocation of Employer contributions and forfeitures (in the aggregate under all Defined Contribution Plans) of 4% of each eligible Participant's Top-Heavy Compensation.

         (c) Minimum Top-Heavy Contributions for Paired Defined Contribution and Defined Benefit Plans where the Plans are Super Top-Heavy:

                  (1) If an Employee participates in Defined Contribution Plan #01001, #01002, #01005, #01006, #01011, #01013
                           or #01105 and in Paired Defined Benefit Plan #02001 or #02002, the Employer shall provide a minimum non-integrated benefit of 2% of the highest 5-consecutive year average Compensation for each non-Key Employee who participates in such Defined Benefit Plan, not to exceed a cumulative accrued benefit of 20%.

                  (2) If an Employee participates in Defined Contribution Plan #01001, #01002, #01005, #01006, #01011, #01013
                           or #01015, but does not participate in Paired Defined Benefit Plan #02001 or #02002, the minimum contribution requirements at 15.2(b)(2) shall apply except that the minimum non-integrated allocation percentage shall be 3% instead of 4%.

         (d) If the Employer maintains or maintained a Defined Benefit Plan, which is not paired, the provisions of the "Limitations on Allocations" section of the Adoption Agreement shall apply.



                                       78
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         (e)      Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make required contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement) during the Plan Year. A Paired profit-sharing Plan designated to provide the minimum Top-Heavy contribution must do so regardless of profits. An Employer may make the minimum Top-Heavy contribution available to all Participants or just non-Key Employees.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to this Plan will be satisfied in the other plan(s).

If a Key Employee makes an Elective Deferral or has an allocation of Matching Contributions credited to his or her account, a Top-Heavy minimum will be required for non-Key Employees who are Participants. For purposes of satisfying the minimum contribution requirement, Elective Deferrals and Matching Contributions are not taken into account.

15.3 MINIMUM VESTING For any Plan Year during which this Plan is Top-Heavy, the minimum vesting schedule elected by the Employer in the Adoption Agreement will automatically apply to the Plan. If the vesting schedule selected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will automatically shift to one which satisfies the Top-Heavy minimum. If the vesting schedule under the Employer's Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 of the Plan applies. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. No reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. This paragraph does not apply to the account balances of any Employee who does not have one Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

15.4 LIMITATIONS ON ALLOCATIONS In any Plan Year beginning prior to January 1, 2000, in which the Top-Heavy Ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy), the denominators of the Defined Benefit Fraction and Defined Contribution Fraction shall be computed using 100% of the dollar limitation instead of 125%.

15.5 USE OF SAFE-HARBOR CONTRIBUTIONS TO SATISFY TOP-HEAVY CONTRIBUTION RULES If elected in the Adoption Agreement, a 3% Safe-Harbor Non-Elective Contribution allocated to all eligible Employees may be used to satisfy the minimum contribution requirement for a Top-Heavy Plan. A Safe-Harbor Matching Contribution may not be used to satisfy the minimum contribution requirement for a Top-Heavy Plan.




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


                                   ARTICLE XVI

                            AMENDMENT AND TERMINATION


16.1 AMENDMENT BY SPONSOR The Sponsor may amend any or all provisions of this Plan and Trust at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust provided that no amendment shall authorize or permit any part of the corpus or income of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, or eliminate an optional form of distribution. In the case of a mass-submitted plan, the mass-submitter shall amend the Plan on behalf of the Sponsor.

16.2 AMENDMENT BY EMPLOYER The Employer may amend any option in the Adoption Agreement, and may include language as permitted in the Adoption Agreement to satisfy Code Section 415, or to avoid duplication of minimums under Code Section 416 because of the required aggregation of multiple plans. The Employer may also add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan for which the Employer must obtain a separate determination letter. If the Employer amends the Plan and Trust other than as provided above, the Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed Plan. In such event, all references to the institution as Sponsor shall be deemed null and void.

16.3 AMENDMENT AND RESTATEMENT PROCESS When amending or restating the Plan, the Employer must complete Section number II in the Adoption Agreement. If the Employer is merely amending the Plan, and Section number II(B) is completed, the Employer need not complete sections not effected by such amendment. It only need complete the sections in the Adoption Agreement which are being amended, insert the date of the amendment of Section number II, and enter the date on the space provided on each page of the Adoption Agreement. All such changed pages will then be retained with the remainder of the Adoption Agreement, which together will form the Plan and Trust/Custodial Account document.

16.4 PROTECTED BENEFITS An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's accrued benefit, except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate a Code Section 411(d)(6) protected benefit determined immediately prior to the adoption date, or if later, the Effective Date of the amendment. Where this Plan is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer may attach Schedule B to the Adoption Agreement that describes such protected benefit which shall become part of the Plan.

16.5 PLAN TERMINATION The Employer shall have the right to terminate its Plan upon 60 days notice in writing to the Trustee. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of a partial termination, only those who are affected by such partial termination shall be fully vested. In the event of termination, the Plan Administrator shall direct the Trustee or the Custodian as applicable with respect to the distribution of accounts to or for the exclusive benefit of Participants or their beneficiaries. Such distribution shall be made directly to Participants or, at the direction of the Participant, may be transferred directly to another Eligible Retirement Plan or Individual Retirement Account. In the absence of an election by a Participant who has received notice from the Plan Administrator under paragraph 6.11, the Plan Administrator may direct the Trustee or Custodian to transfer the Participant's benefit to another Defined Contribution Plan maintained by the Employer, other than an employee stock ownership plan. If the Employer does not maintain another Defined Contribution Plan, the Plan Administrator may direct the Trustee or Custodian to transfer the Participant's benefit to an Individual Retirement Account with an institution selected by the Plan Administrator, or make a distribution pursuant to paragraph
7.15. Prior to making any distribution, the Plan Administrator shall establish in a manner acceptable to the Trustee or Custodian, that the Plan has received a favorable determination letter from the Internal Revenue Service approving the Plan termination and authorizing the distribution of benefits to Plan Participants. In the absence of such determination letter, the Trustee or Custodian may agree to make distributions to Participants if the applicable requirements, if any, of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code governing the termination of employee benefit plans,


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have been or are being, complied with, or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained.

16.6 DISTRIBUTION RESTRICTIONS UNDER A CODE SECTION 401(K) PLAN If the Employer's Plan includes a Code Section 401(k) arrangement or if transferred assets described in paragraph 6.13 are subject to the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10), the special distribution provisions of this paragraph apply. The portion of the Participant's nonforfeitable Accrued Benefit attributable to Elective Deferrals (or to amounts treated under the Code
Section 401(k) arrangement as Elective Deferrals) is not distributable on account of Plan termination, as described in this paragraph, unless:

         (a) the Participant otherwise is entitled under the Plan to a distribution of that portion of this nonforfeitable Accrued Benefit, or,

         (b) the Plan termination occurs without the establishment of a successor Plan. A successor Plan under clause (b) is a Defined Contribution Plan (other than an employee stock ownership plan) maintained by the Employer (or by a related Employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to clause
                  (b), must be part of a lump sum distribution to the Participant of his nonforfeitable Accrued Benefit.

16.7 QUALIFICATION OF EMPLOYER'S PLAN If the adopting Employer fails to obtain or retain Internal Revenue Service qualification, such Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

16.8 MERGERS AND CONSOLIDATIONS

         (a) In the case of any merger or consolidation of the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to, any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

         (b) Any corporation into which the Trustee, Custodian or any successor thereto may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee, Custodian or any successor thereto may be a party, or any corporation to which all or substantially all the business of the Trustee, Custodian or any successor thereto may be transferred, shall automatically be the successor without the filing of any instrument or performance of any further act, before any court.

16.9 RESIGNATION AND REMOVAL The Trustee or the Custodian may resign by written notice to the Employer which shall be effective 90 days after delivery. The Employer may discontinue its participation in this Prototype Plan and Trust effective upon 90 days written notice to the Sponsor. In such event the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and Trust and appoint a successor trustee or custodian. The Trustee or Custodian shall deliver the Trust to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee or the Custodian may have upon the Trust for its compensation or expenses. Following the effective date of the notice of termination, the Trustee shall have no further responsibility for providing services to the Employer or the Plan. If the Employer fails to amend the Plan and appoint a successor trustee or custodian within the said 60 days, or such longer period as the Trustee or Custodian may specify in writing, the Plan shall be deemed individually designed and the Employer shall be deemed the successor trustee or custodian as the case may be. In such event, the Sponsor may continue to hold custody of the assets of the Plan until such time as appropriate arrangements have been made for the security of the Plan assets, but upon notification thereof to Plan Participants, shall no longer have any responsibility for the investment of Plan assets.


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16.10 QUALIFICATION OF PROTOTYPE The Sponsor intends that this Prototype Plan will meet the requirements of the Code as a qualified Prototype Retirement Plan and Trust. Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that the Plan and Trust fails to meet the requirements of the Code, the Sponsor will amend the Plan and Trust as necessary to maintain its qualified status.


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                                  ARTICLE XVII

                                  GOVERNING LAW


17.1 GOVERNING LAW Construction, validity and administration of the Prototype Plan and Trust and any Employer Plan and Trust adopted under the terms of this Prototype document and accompanying Adoption Agreement, shall be governed by Federal law to the extent applicable and to the extent not applicable by the laws of the State or Commonwealth in which the principal office of the Prototype Sponsor or its affiliate which is designated as Trustee or Custodian in the Adoption Agreement is located.


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